                                                                      Exhibit 2

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------





                             CREDIT AGREEMENT

                                between

                     PRIMESTONE INVESTMENT PARTNERS L.P.

                                 and

                  PRUDENTIAL SECURITIES CREDIT CORPORATION




                              Dated as of
                           November 17, 1997




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             CREDIT AGREEMENT

                             TABLE OF CONTENTS


                                                                           PAGE

ARTICLE 1.


     DEFINITIONS

     Section 1.01. CERTAIN DEFINED TERMS ...................................1

ARTICLE 2.

     THE LOAN

     Section 2.01. THE LOAN ................................................10
     Section 2.02. THE LOAN; PROCEDURE FOR BORROWING .......................10
     Section 2.03. RATE OF INTEREST; CALCULATION OF INTEREST ...............11
     Section 2.04. MANDATORY PREPAYMENTS ...................................11
     Section 2.05. OPTIONAL PREPAYMENTS ....................................12
     Section 2.06. PAYMENTS ................................................13
     Section 2.07. USE OF LOAN PROCEEDS ....................................13
     Section 2.08. FEES ....................................................13
     Section 2.09. INCREASED COSTS .........................................13

ARTICLE 3

     REPRESENTATIONS AND WARRANTIES

     Section 3.01. ORGANIZATION AND POWERS .................................14
     Section 3.02. POWER AND AUTHORIZATION .................................14
     Section 3.03. PERMITS; COMPLIANCE WITH LAWS ...........................15
     Section 3.04. NO LEGAL BAR ............................................15
     Section 3.05. LITIGATION ..............................................15
     Section 3.06. SOLVENCY ................................................16
     Section 3.07. THE COLLATERAL ..........................................16
     Section 3.08. CAPITALIZATION AND CORPORATE STRUCTURE ..................16
     Section 3.09. NO DEFAULT ..............................................16
     Section 3.10. TAXES ...................................................16
     Section 3.11. [RESERVED] ..............................................17
     Section 3.12. ERISA; LABOR RELATIONS ..................................17
     Section 3.13. CORRECT INFORMATION .....................................17
     Section 3.14. INVESTMENT COMPANY ACT ..................................17





     Section 3.15. MARGIN REGULATIONS ......................................18

ARTICLE 4.

     CONDITIONS PRECEDENT

     Section 4.01. CONDITIONS PRECEDENT TO EFFECTIVENESS; FUNDING ..........18

ARTICLE 5.

     AFFIRMATIVE COVENANTS

     Section 5.01. MAINTENANCE OF EXISTENCE AND PROPERTIES .................20
     Section 5.02. [RESERVED] ..............................................20
     Section 5.03. PUNCTUAL PAYMENT ........................................20
     Section 5.04. PAYMENT OF LIABILITIES ..................................20
     Section 5.05. COMPLIANCE WITH LAWS ....................................20
     Section 5.06. PAYMENT OF TAXES, ETC. ..................................21
     Section 5.07. FINANCIAL STATEMENTS AND OTHER INFORMATION ..............21
     Section 5.08. ACCOUNTS AND REPORTS ....................................23
     Section 5.09. INSPECTION; AUDIT .......................................23
     Section 5.10. UCC FILINGS .............................................23
     Section 5.11. REGISTRATION RIGHTS .....................................23

ARTICLE 6

     NEGATIVE COVENANTS

     Section 6.01. INDEBTEDNESS ............................................24
     Section 6.02. LIENS ...................................................24
     Section 6.03. FUNDAMENTAL CHANGES .....................................24
     Section 6.04. DISPOSITIONS OF ASSETS ..................................24
     Section 6.05. DIVIDENDS AND REDEMPTIONS ...............................24
     Section 6.06. CERTAIN OTHER TRANSACTIONS ..............................25
     Section 6.07. TRANSACTIONS WITH AFFILIATES AND CERTAIN OTHER PERSONS ..25
     Section 6.08. FISCAL YEAR .............................................25
     Section 6.09. ERISA ...................................................25
     Section 6.10. REGULATIONS G. T. U and X ...............................25
     Section 6.11. BORROWER PARTNERSHIP AGREEMENT ..........................25




ARTICLE 7.

    [RESERVED]


ARTICLE 8.

     EVENTS OF DEFAULT

     Section 8.01. EVENTS OF DEFAULT .......................................26
     Section 8.02. REMEDIES UPON AN EVENT OF DEFAULT .......................28

     ARTICLE 9

     MISCELLANEOUS

     Section 9.01. NOTICES .................................................29
     Section 9.02. SURVIVAL OF THIS AGREEMENT ..............................31
     Section 9.03. INDEMNITY ...............................................31
     Section 9.04. COSTS, EXPENSES AND TAXES ...............................31
     Section 9.05. FURTHER ASSURANCES ......................................33
     Section 9.06. AMENDMENT AND WAIVER ....................................33
     Section 9.07. REMEDIES CUMULATIVE .....................................34
     Section 9.08. MARSHALING, RECOURSE TO SECURITY: PAVEMENTS SET ASIDE ...34
     Section 9.09. SETOFF ..................................................34
     Section 9.10. BINDING EFFECT ..........................................35
     Section 9.11. APPLICABLE LAW ..........................................35
     Section 9.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS;
                   WAIVER OF OF JURY TRIAL .................................35
     Section 9.13. INCONSISTENCIES .........................................35
     Section 9.14. PERFORMANCE OF OBLIGATIONS ..............................36
     Section 9.15. ASSIGNMENT; PARTICIPATION ...............................36
     Section 9.16. CONFIDENTIALITY .........................................36
     Section 9.17. CONSTRUCTION ............................................36
     Section 9.18. ENTIRE AGREEMENT; BINDING EFFECT ........................37
     Section 9.19. SEVERABILITY ............................................37
     Section 9.20. HEADINGS ................................................37
     Section 9.21. EXECUTION OF COUNTERPARTS ...............................37
     Section 9.22. LIMITATION OF LIABILITY .................................37


EXHIBITS:

Exhibit A          Form of Note
Exhibit B          Form of Notice of Borrowing
Exhibit C          Form of Pledge Agreement
Exhibit D          Form of Notice of Optional Prepayment
Exhibit E          Form of Opinion of Borrower's Counsel




SCHEDULES:
Schedule 3.02      Consents
Schedule 3.04      Legal Bar
Schedule 3.05      Litigation
Schedule 3.07      Principal Places of Business
Schedule 3.08      Capitalization
Schedule 6.07      Permitted Transactions

                           CREDIT AGREEMENT

     This CREDIT AGREEMENT dated as of November 17, 1997 (this "AGREEMENT") between Primestone Investment Partners L.P., a Delaware limited partnership (the "BORROWER") and Prudential Securities Credit Corporation, a Delaware corporation (the "LENDER").

                             WITNESSETH

     WHEREAS, the Borrower has requested that the Lender extend certain financial accommodations of up to the amount of the Commitment (as defined below) to the Borrower in connection with the financing of the acquisition by the Borrower of certain OP Units (as defined below); and

     WHEREAS, the Lender is willing to extend the financial accommodations contemplated hereby to the Borrower on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:



                               ARTICLE 1.

                              DEFINITIONS


     Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "AFFILIATE" mean any (i) officer, director, shareholder, member or partner of the Borrower, (ii) Person that directly or indirectly controls, is controlled by, or is under common control with the Borrower and (iii) Person in which 10% or more of the ownership interest of such Person is owned by a shareholder, member or partner of the Borrower. For purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting capital stock, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

     "AGREEMENT" and "CREDIT AGREEMENT" means this Credit Agreement, as the same from time to time may be amended, modified, supplemented, extended or restated.

     "APPLICABLE MARGIN" means one hundred and fifty (150) basis points.

     "AUTHORIZED OFFICER" shall mean (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person or
(iii) with respect to any Person, such other representative of such Person that is approved by Lender in writing. No Persons shall be deemed to be an Authorized Officer unless named on a certificate of incumbency of such Person delivered to the Lender on the Closing Date.

     "AUTHORIZED PERSON" means such individuals designated in writing by the Borrower as being authorized by the he Borrower to provide the Lender with any and all notices required to be made hereunder by the Borrower, which authorizations shall remain in full force and effect, and may be conclusively relied on by the Lender in all circumstances, until the Lender actually receives a written notice form the Borrower stating otherwise.

     "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. 101 ET SEQ.), as amended from time to time, and any successor statute.

     "BORROWER" has the meaning set forth in the preamble hereto, and includes its successors and assigns.

     "BORROWER PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Borrower dated as of November 14, 1997, as it may from time to time be amended, modified or supplemented.

     "BORROWER PERCENTAGE INTEREST" shall have the meaning set forth for the term "PERCENTAGE INTEREST" in the Borrower Partnership Agreement.

     "BORROWING DATE" means, with respect to the Loan, the Business Days on which the Lender makes the Loan pursuant to a Notice of Borrowing given pursuant to Section 2.02(b)(i) hereof.

     "BUSINESS DAY" means any day on which dealings in currencies and between banks may be carried on in New York, New York, other than a Saturday or Sunday or any other day on which banks in New York, New York are authorized or required by law to close.

     "CLOSING DATE" means November 17, 1997, the date on which the Loan Documents are executed and delivered and all conditions precedent set forth in
Article 4 have been satisfied. The closing will take place at such place as the Lender may determine.

     "COLLATERAL" means all property and interest in property in or against which the owner thereof shall have granted, or purported to have granted, a security interest or Lien in favor of the Lender under the Loan Documents as security for the Obligations of the Borrower to the Lender, including without limitation the Pledged Shares.

     "COLLATERAL DOCUMENTS" means the Pledge Agreement and the UCC financing statements delivered in connection therewith.

     "COLLATERAL STOCK VALUE" means, at any date with respect to the Pledged Shares, the product of (i) the per share price of the REIT Stock at the close of trading on a trading exchange or stock market for such REIT Stock on the immediately preceding Business Day, as reported by such exchange or stock market, and (ii) the number of shares of Pledged Shares then held by or pledged to the Lender. If the REIT Stock is not then traded on an exchange or stock market or if such closing price is not available in THE WALL STREET JOURNAL, EASTERN EDITION, the Collateral Stock Value shall be the average per share price of the REIT Stock quoted to the Lender by three (3) (or any lesser number if three (3) are not available) national brokerage firms selected by the Lender in its sole and absolute discretion (including without limitation PSI). If no such quotes are available, such Collateral Stock Value shall be determined by the Lender in its sole and absolute discretion.

     "COMMITMENT" means the lesser of (i) an amount which would cause a thirty percent (30%) aggregate loan-to-value ratio as of the Borrowing Date as determined by the Lender or (ii) $40,000,000.

     "CONSENTS" shall mean, collectively, each of the Consents to Assignment from (i) the REIT, (ii) Prime and (iii) the Primestone Partners, dated as of the Closing Date.

     "CONTRIBUTION AGREEMENT" means the Contribution Agreement among BRE/Primestone Investment Management L.L.C., BRE/Primestone Investment L.L.C. and The Prime Group, Inc. dated as of October 20, 1997.

     "DEFAULT" means any event which is, or with the lapse of time or giving of notice, or both, would be, an Event of Default.

     "DOLLARS" and "$" means lawful money of the United States of America. Any reference in this Agreement to payment in "Dollars" or "$" means payment in Dollars funds immediately available for use by the Lender in New York, New York.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA AFFILIATE" means each Person (as defined in Section 3(9) of ERISA) that is a member of any "controlled group" (as defined in Section 4001(14) of ERISA) that includes the Borrower.

     "ERISA TERMINATION EVENT" means (i) any Reportable Event, (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a Plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or to treat any Plan amendment as a termination under Section 4041 of

ERISA, (iv) any Plan amendment or the occurrence of any event that constitutes a "partial termination" (within the meaning of Section 411(d)(3) of the IRC) with respect to any Plan, (v) the institution of proceedings to terminate a Plan or the appointment of a trustee by the PBGC pursuant to
Section 4044 of ERISA or (vi) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "EVENT OF DEFAULT" means any event specified as such in Section 8.01 hereof.

     "EXPIRATION DATE" means November 17, 2000.

     "FISCAL QUARTER" means each of the four periods of three months of each year, ending on the last day of each March, June, September and December, which in the aggregate constitute a Fiscal Year.

     "FISCAL YEAR" means the fiscal year ending on December 31.

     "GAAP" means generally accepted accounting principles (i) in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of the Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, and (ii) which are consistently applied in form and substance.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "INDEBTEDNESS" means (without duplication), with respect to any Person, all obligations, contingent and otherwise, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at any date at which the amount thereof is to be determined, but in any event and as well including, the Note, all other amounts due under the Loan Documents, any contingent obligations arising due to all guarantees, endorsements (other than endorsements for collection or deposits in the ordinary course of business), all obligations in respect of any swap, cap, floor, collar or other similar transaction and all other contingent obligations whether or not in respect of any Indebtedness of others, deferred taxes and accrued obligations, all liabilities secured by any mortgage, pledge or lien existing on property owned or acquired subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed, and all lease obligations.

     "INTEREST PERIOD" shall mean the period from the date of this Agreement to but excluding the 30th day thereafter, and thereafter each successive 30-day period. If any Interest Period would begin or end on a date which is not a Business Day, such Interest Period shall begin or end, as the case may be, on the next succeeding Business Day and any Interest Period that would extend beyond the Expiration Date shall end on the Expiration Date. Lender may, in its discretion, select Interest Periods of one day for any day on or after the Note shall have become due and payable in accordance with the terms hereof.

     "IPO" means the initial public offering of the REIT Stock on SEC Forms S-11, registration number 333-33547.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     "KNOWLEDGE" means, with respect to any Person, what such Person knows or should have known, in each case, after due inquiry.

     "LENDER" has the meaning given to it in the preamble of this Agreement, and its successors, participants and assigns (including any Person who becomes a holder of the Note).

     "LENDER'S OFFICE" means the Lender's principal office at One New York Plaza, New York, New York 10292.

     "LIBOR RATE" with respect to each Interest Period, shall mean for any day, as determined by Lender, the interest rate per annum offered for deposits in Dollars for the Interest Period in the London interbank market for a period equal to the Interest Period which appears on Telerate Page 3750 or such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate (collectively, "TELERATE PAGE 3750") as of 11:00 A.M. London time on the second Business Day prior to any such date. If the Interest Period is of a duration falling between the Interest Periods for which such rates appear on Telerate Page 3750, the LIBOR Rate shall be the rate determined by interpolation between the rates for the next shorter and the next longer Interest Periods for which such rate appears on Telerate Page 3750, as determined by Lender, whose determination shall be conclusive in the absence of manifest error. In the event that (i) more than one such LIBOR Rate is provided, the average of such rates shall apply or
(ii) no such LIBOR Rate is published, then the LIBOR Rate shall be determined from such comparable financial reporting company as Lender, in its discretion, shall determine.

     "LIEN" means, with respect to any Person, (i) any lien (including, without limitation, any statutory lien), mortgage, hypothecation, privilege, security interest, pledge, encumbrance, charge (general or special, floating or fixed) or conditional sale or other title retention arrangement
(including, without limitation, the rights of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom,
(ii) the transfer, pledge or assignment by such Person of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such Person or others in priority to the payment by such Person of its general creditors, (iii) any sale, assignment, pledge or other transfer by such Person of its accounts receivable, contract rights, general intangibles or chattel paper with recourse, and (iv) any agreement to give or do any of the foregoing.

     "LOAN" means the loan made pursuant to Section 2.02(a) hereof.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Pledge Agreement, the Consents, the Borrower's completed Form FR G-3 and any and all other agreements, instruments or documents now or hereafter evidencing or otherwise relating to the Loan and/or the other Loan Documents.

     "MATERIAL ADVERSE CHANGE" of the Borrower or its Subsidiaries means a material adverse change in the business, financial condition, assets, properties or operations of the Borrower or its Subsidiaries.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (i) would have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, the Note or any other Loan Document, (ii) is or would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, prospects, properties or operations of the Borrower or its Subsidiaries, Prime or the REIT, as the case may be and as applicable, (iii) would materially impair any party's ability to fulfill its respective obligations under the terms and conditions of the Loan Documents to which it is a party, or (iv) would materially impair the Lender's rights in or to, or have a material adverse effect on, the Collateral.

     "NOTE" means the promissory note issued by the Borrower, evidencing the Loan and delivered pursuant to Section 2.02(b)(ii) hereof, as the same may be from time to time amended, modified, supplemented or extended.

     "NOTICE OF BORROWING" has the meaning given to it in Section 2.02(b)(i) hereof.

     "NOTICE OF OPTIONAL PREPAYMENT" has the meaning given to it in Section
2.05 hereof.

     "OBLIGATIONS" means, as to the Borrower, all liabilities, obligations and Indebtedness of the Borrower to the Lender of any and every kind and nature (including, without limitation, principal payments, interest, charges, expenses, attorneys' fees, maintenance, commitment and other fees chargeable to the Borrower by the Lender and future advances made to or for the benefit of such Person), whether arising under this Agreement, under any of the Loan documents, under any refinancing or modification of the credit facilities provided under this Agreement or any of the Loan Documents, pursuant to any arrangement, agreement or understanding hereafter among the Borrower and the Lender, whether now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower, regardless of how evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including, without limitation, obligations or guarantees of performance or payment.

     "OP UNITS" shall mean units representing limited partnership interests in Prime issued by Prime pursuant to the Prime Partnership Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "PERMITS" shall have the meaning set forth in Section 3.03 hereof.

     "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PLAN" means any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) as covered by any provision of ERISA and as maintained, or otherwise contributed to, or at any time during the five calendar year period immediately preceding the date of this Agreement was maintained or otherwise contributed to, by the Borrower or an ERISA Affiliate of the Borrower for the benefit of the employees of the Borrower or an ERISA Affiliate of the Borrower.

     "PLEDGE AGREEMENT" means the Pledge and Security Agreement of the Borrower dated as of the Closing Date in favor of the Lender, in the form of EXHIBIT C hereto, as it may from time to time be amended, modified or supplemented.

     "PLEDGED MARKETABLE EQUITY SECURITIES" has the meaning set forth in
Section 2.04(a) hereof.

     "PLEDGE SHARES"  shall have the meaning set forth in the Pledge
Agreement.

     "PRIME" shall mean Prime Group Realty, L.P., a Delaware limited partnership.

     "PRIME PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of Prime dated as of November 17, 1997, as it may from time to time be amended, modified or supplemented.

     "PRIME PARTNERSHIP INTEREST" shall have the meaning set forth for the term "PERCENTAGE INTEREST" in the Prime Partnership Agreement, as it may from time to time be amended, modified or supplemented.

     "PRIMESTONE PARTNER" means each of the partners of the Borrower which are each of PG/Primestone, L.L.C., in its capacity as general partner, BRE/Primestone Investment

Management L.L.C., PG/Primestone, L.L.C., in its capacity as limited partner, and BRE/primestone Investment L.L.C.

     "PROHIBITED TRANSACTION" means any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan for which transaction no statutory exemption is nov available.

     "PSI" means Prudential Securities Incorporated, a Delaware corporation, and its successors and assigns.

     "REGISTRATION DATE" means the first Business Day on or after the first anniversary of the Closing Date.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Closing Date among the REIT, Prime, the Borrower, The Prime Group, Inc. and the other investors party thereto, as it may from time to time be amended, modified or supplemented.

     "REGULATIONS D, G, T, & and/or X" means Regulations D, G, T, U and/or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REGULATORY CHANGE" means the introduction of, or any change in, United States federal, state or local laws or regulations (including Regulation D) or treaties or foreign laws or regulations after the date hereof or the adoption or making after such date of any interpretations, directives, guidelines or requests applying generally to a class of banks and/or financial institutions, including the Lender, of or under any United States federal, state, or local rules or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or monetary or Governmental Authority charged with the interpretation or administration thereof.

     "REIT" means Prime Group Realty Trust, a Maryland real estate investment trust.

     "REIT STOCK" means the common shares of beneficial interest of the REIT.

     "REPORTABLE EVENT" means any "reportable event" described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement set forth in Section 4043(a) of ERISA has not been waived by the PBGC that occurs or has occurred in connection with any Plan.

     "SEC" means the Securities and Exchange Commission and any successor thereto.

     "SECURITIES" means all shares, options, membership interests, partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity, whether voting or non-voting, including, without limitation, common stock, preferred stock, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of or all of the foregoing.

     "SUBSIDIARY" means, with respect to any Person, and corporation, limited liability company, partnership or equivalent entity of which more than 50% of the outstanding Securities having ordinary voting power to elect or appoint a majority of the Board of Directors, managers, general partners or equivalent positions of such corporation, limited liability company, partnership or equivalent entity is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries of such Person.

     "UCC" shall mean the applicable Uniform Commercial Code, as amended from time to time.

     Section 1.02. ACCOUNTING AND BANKING TERMS. All accounting and banking terms not specifically defined herein shall be construed in the case of accounting terms, in accordance with GAAP and, in the case of banking terms, in accordance with general practice among commercial banks and financial institutions in New York, New York.

     Section 1.03. DISCRETION. Whenever it is provided in this Agreement or in any of the Loan Documents that (i) the Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to the Lender, or (iii) any other decision or determination is to be made by the Lender, the decision of the Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by the Lender, shall be in the sole and absolute discretion of the Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein; PROVIDED, HOWEVER, that to the extent Lender assigns fifty percent (50%) or greater of the Loan to any entity which is not an affiliate of Lender, the "sole and absolute discretion" standard set forth above (or where otherwise set forth herein) shall be deemed to be "reasonable discretion" with respect to the Lender after giving effect to such assignment.

                                   ARTICLE 2.

                                    THE LOAN

     Section 2.01. THE LOAN. Subject to the terms and conditions hereinafter set forth, the Lender agrees to make available to the Borrower, subject to
Article 4 hereof, on a one-time basis, a Loan on the Closing Date, in an aggregate principal amount which will not exceed the Commitment.

     Section 2.02. THE LOAN; PROCEDURE FOR BORROWING. (a) Subject to the terms and conditions hereof, the Lender agrees to make a Loan to the Borrower from the Lender's Office, as provided in this Agreement in an aggregate principal amount requested by the Borrower in the

Notice of Borrowing (as defined below) which will not exceed the Commitment. The Loan shall mature on the Expiration Date and bear interest for the period from the Borrowing Date thereof to the date of payment in full thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rates per annum determined and payable as specified in
Section 2.03 hereof.

     (b)     (i)     The Loan shall be made upon notice, given by an
Authorized Person of the Borrower to the Lender not later than 11:00 a.m. (New York City time) on the second (2nd) Business Day prior to the requested Borrowing Date (a "NOTICE OF BORROWING"). Such notice shall be made by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Borrowing, in the form of EXHIBIT B hereto, specifying therein (A) the requested Borrowing Date, (B) the aggregate amount of the Loan requested to be made, which amount shall not be greater than the Commitment or less than $100,000 and (C) that the use of such proceeds shall be as set forth in
Section 2.07 hereof. Upon fulfillment of the applicable conditions set forth herein, the Lender will make the Loan available to the Borrower by disbursing such proceeds as an authorized Person of the Borrower may instruct the Lender in advance in writing.

          (ii) The obligation of the Borrower to pay the principal of and interest on the Loan shall be evidenced by the Note in favor of the Lender duly executed and delivered by the Borrower in the form of EXHIBIT A hereto. The Note shall (A) be payable to the order of the Lender, (B) be in a stated principal amount equal to the Loan and be payable in the principal amount of the Loan evidenced thereby, (C) be stated to mature (and the Loan shall be repayable) in full on the Expiration Date, and (D) be entitled to the benefits of this Agreement. At the time of the Loan, and upon each prepayment of principal of the Loan, the Lender shall, and is hereby authorized to, make a notation on the schedule annexed to and constituting a part of the Note, and any such notation shall be conclusive and binding for all purposes absent manifest error; PROVIDED, HOWEVER, that the failure by the Lender to make any such notation shall not affect the obligations of the Borrower under the Note or this Agreement.

     Section 2.03. RATE OF INTEREST; CALCULATION OF INTEREST. (a) The Loan shall bear interest on the unpaid principal amount thereof from the date the Loan is extended to the Borrower until such principal amount is paid in full at a rate or rates per annum determined in accordance with this Section 2.03. The Borrower shall pay interest on the unpaid amount of the Loan at the rate per annum equal to the sum of (i) the LIBOR Rate in effect from time to time applicable to each Interest Period, plus (ii) the Applicable Margin, payable in arrears on each of February 28, May 31, August 31 and November 30 (PROVIDED, HOWEVER, that the first interest payment date shall be on February 28, 1998) and ending on the date the principal amount of the Loan shall be paid or prepaid, to the extent of the interest accrued on the principal amount of the Loan so paid or prepaid.

     (b)  From and after the occurrence of any Event of Default under Section
8.01 hereof, and for so long as such Event of Default shall continue (after as well as before judgment), the unpaid principal amount of the Loan and any other amount then due and payable but not yet paid hereunder shall bear interest at a rate per annum equal to the then interest rate of such outstanding Loan determined in accordance with clause
(a) above PLUS two hundred (200) basis points per annum, payable on demand. Overdue interest shall be compounded and bear interest, to the extent permitted by law, on each date for payment of interest on the Loan hereunder. The Borrower shall pay a late charge of two and one-half percent (2 1/2%) of each payment not paid within ten (10) days after the date upon which such payment was due (which amount the Borrower and the Lender agree is a fair and reasonable estimate of the Lender's damages in light of all of the facts and circumstances as of the date of this Agreement). Such late charge shall be due and payable by the Borrower concurrently with the late payment for which such charge is assessed hereunder.

          (c) Interest shall be calculated on a basis of a 360-day year for the actual number of days elapsed during the Interest Period on the balance outstanding during such Interest Period.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. If the Borrower pays the Lender interest in excess of the maximum amount permitted by applicable law, such excess shall be applied in reduction of the principal balance of the Note, and any remaining excess shall be refunded to the Borrower.

          Section 2.04. MANDATORY PREPAYMENTS. (a) MARGIN MAINTENANCE CALL.
(i) Until the shelf registration statement referred to in Section 5.11 has been filed and declared effective, if the Lender, or PSI as the Lender's agent, in its reasonable discretion determines at any time that the aggregate amount of the "EQUITY" (defined as the Collateral Stock Value minus the outstanding Loan balance) falls to below sixty percent (60%) of the Collateral Stock Value, then the Lender, or PSI as the Lender's agent, will give notice (oral followed by written confirmation provided that any failure on the part of Lender to so confirm shall not in any manner release Borrower from any obligations hereunder) to the Borrower of a margin maintenance call, and the Borrower will, no later than 3:00 p.m. (prevailing local time in New York City) on the second (2nd) Business Day after such margin maintenance call, either: (A) make a mandatory prepayment of principal and interest to the Lender equal to the amount necessary to cause the aggregate amount of the equality to equal or exceed seventy percent (70%) of the Collateral Stock Value, in the aggregate; or (B) pledge and convey to the Lender readily marketable securities, other than REIT Stock, that are acceptable to the Lender in its sole and absolute discretion (collectively, "PLEDGED MARKETABLE EQUITY SECURITIES") in such amount as necessary to cause the aggregate amount of the equity to equal or exceed seventy percent (70%) of the Collateral Stock Value. Any Pledged Marketable Equity Securities pledged to the Lender shall be free and clear of any Liens or encumbrances of a similar nature and shall be delivered together with stock powers executed in blank and any waivers or certifications necessary to demonstrate that the representations and warranties in Article 3 hereof are true and correct with respect to such Pledged Marketable Equity Securities.

                      (ii)     After the shelf registration statement
         referred to in Section 5.11 has been filed and declared effective, if the aggregate amount of equity (as defined in subsection (a) (i) (above) falls below sixty percent (60%), a margin maintenance call will be issued and must be met no later than 3:00 p.m. (prevailing local time in New York City) on the second (2nd) Business Day after such margin maintenance call. If said margin call is not met to bring the equity back to sixty percent (60%) or greater of the Collateral Stock Value, the Lender shall be entitled to exchange twice the number of Op Units into REIT Stock which if exchanged into REIT stock and sold would bring the equity back to 60% of the Collateral Stock Value. If the aggregate amount of the equity falls below fifty-five percent (55%), a second margin call will be issued and shall be met by 3:00 p.m. (prevailing local time in New York
         City) on the next Business Day. If said second margin call is not met, the corresponding number of shares of REIT Stock will be sold to satisfy said second margin call. Any proceeds from such sale shall be applied to the Loan so that the aggregate amount of equity is not less than fifty-five percent (55%). For the purpose of this Agreement, "corresponding number" shall mean the minimum number of REIT Stock, required to be sold so that after giving effect to such sale, the percentages set forth herein required to be maintained shall be met.

              (b) SALE OF COLLATERAL. On each date after the Closing Date on which the Borrower receives any proceeds from selling of the Collateral, the Borrower shall prepay the outstanding Loan in the amount equal to one hundred percent (100%) of such proceeds.

              Section 2.05. OPTIONAL PREPAYMENTS. The Borrower may, upon at least two (2) Business Days prior notice to the Lender, voluntarily prepay the Loan in whole at any time or in part from time to time, with accrued interest to the date of such prepayment on the amount prepaid but without other premiums or penalties, in an amount not less than $100,000 or, if the principal amount of Loan is less than $100,000, all of such lesser amount. Each such notice shall be made by an Authorized Person of the Borrower by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Optional Prepayment, substantially in the form of EXHIBIT D hereto, specifying therein (i) the proposed date of such prepayment, and (ii) the aggregate amount of the Loan therein proposed to be prepaid.

              Section 2.06. PAYMENTS. All payments (including prepayments) to be made by the Borrower under this Agreement shall be made by wire transfer to the Lender, in Dollars and in immediately available funds, at such place or places as the Lender may from time to time designate by written notice to the Borrower. All payments to be made hereunder by the Borrower shall be made without setoff, counterclaim or defense. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension; PROVIDED, HOWEVER, that no such payments of the Loan shall extend beyond the Expiration Date.

              Section 2.07. USE OF LOAN PROCEEDS. The Borrower shall use the proceeds of the Loan solely to purchase the OP units as set forth in
Section 3.1 of the Contribution Agreement.

              Section 2.08. FEES. (a) Borrower shall pay Lender a non-refundable, non-creditable up-front fee of $400,000 which shall be payable on the Closing Date.

              (b) Borrower shall pay Lender a non-refundable, non-creditable additional fee of $100,000 which shall be payable on the first anniversary of the Closing Date.

              Section 2.09. INCREASED COSTS. If any Regulatory Change: (a) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or the Loan or changes the basis of taxation of payments to the Lender of principal, interest, commitment fees, or any other amount payable hereunder in any of the foregoing (except for changes in any rate of tax on the net income of the Lender); (b) imposes, modifies or holds applicable to the Lender (or any corporation controlling the Lender) any reserve or capital adequacy requirements or liquidity ratios or requires the Lender (or any corporation controlling the Lender) to make special deposits against or in respect of assets or liabilities of, deposits with or for the account of, or credit extended by, the Lender; or (c) imposes on the Lender any other condition affecting this Agreement, the Note or the Loan; and the result of any of the foregoing is (i) to increase the cost to the Lender of making or maintaining the Loan or to reduce any amount received or receivable by the Lender hereunder, (ii) to require the Lender (or any corporation controlling the Lender) to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by the Lender under this Agreement or the Note, or
(iii) to reduce the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), in any case by an amount deemed by the Lender to be material, then, in any such case, the borrower shall, within ten (10) days pay the Lender (or such corporation controlling the Lender), on its written demand, any additional amount necessary to compensate the Lender (or such corporation) for such additional cost, reduced amount receivable or reduction in rate of return with respect to this Agreement, the Note or the Loan, together with interest on such amount from the date demanded until payment in full thereof at the rate per annum applicable to Loan, calculated on the basis of a 360-day year for the actual days elapsed. If the Lender becomes entitled to claim any additional amount pursuant to this Section 2.09, the Lender shall, within ten
(10) days, submit to the Borrower a certificate as to any additional amount payable pursuant to the first sentence of this Section 2.09, which amount shall be, absent manifest error, presumed to be correct; PROVIDED, HOWEVER, that the determination thereof is made on a reasonable basis. In determining such amount, the Lender shall use any reasonable averaging and attribution methods.

                                  ARTICLE 3.

                        REPRESENTATIONS AND WARRANTIES

              In order to induce the Lender to enter into this Agreement and to extend the financial accommodations hereunder, the Borrower hereby represents and warrants to the Lender that:

              Section 3.01. ORGANIZATION AND POWERS. Each of the Borrower and Prime is a limited partnership duly formed and existing and in good standing under the laws of the state of its organization. Each of the Borrower and Prime is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction (other than the state of its organization) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Borrower and Prime has full power and authority to own its properties and assets and carry on its business as now conducted. The
REIT is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland. The REIT is a "real estate investment trust", as such term is defined in Section 856 of the IRC. The REIT is a fully-integrated, self-administered and self-managed "real estate investment trust" and is listed on the New York Stock Exchange. The REIT is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction (other than the state of its incorporation or organization) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The REIT has full power and authority to own its properties and assets and carry on its business as now conducted.

              Section 3.02. POWER AND AUTHORIZATION. The Borrower has full power, right and legal authority to execute, deliver and perform its obligations under this Agreement, the Note and such of the other Loan Documents to which it is a party. The Borrower has taken all partnership and other actions necessary to authorize the execution and delivery of, and the performance of its obligations under such documents and to make borrowings by the Borrower under this Agreement, as the case may be. This Agreement, the Note and such of the other Loan Documents to which it is a party, constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. Other than as set forth on SCHEDULE 3.02 hereof, no consent of any person, and no consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, which has not been obtained, taken or made (other than the financing statements and filings required to be filed pursuant to this Agreement and the Loan Documents, which have been delivered to the Lender for filing on the Closing Date), is required in connection with the execution, delivery or performance by the Borrower of this Agreement, the Note or the other Loan Documents to which it is a party, or the making of borrowings by the Borrower of this Agreement.

              Section 3.03. PERMITS; COMPLIANCE WITH LAWS. The Borrower has all permits, licenses and governmental franchises and other authorizations from all Governmental Authorities (collectively, the "Permits") that are necessary to own and operate its business as presently being conducted and as contemplated to be conducted immediately after the Closing Date, except those permits, licenses and governmental franchises and authorizations the failure to possess would not have a Material Adverse Effect. All such Permits are valid and subsisting and in full force and effect. The Borrower is in compliance with the terms of such Permits and all statutes, laws, ordinances, governmental rules or regulations (including applicable environmental laws) and all judgments, orders or decrees (federal, state, local or foreign) to which it is subject, except for violations of which would not have a Material Adverse Effect.

              Section 3.04. NO LEGAL BAR. The execution, delivery and performance by the Borrower of this Agreement, the Note and such of the other Loan Documents to which it is a party, and the making of borrowings hereunder by the Borrower, other than as set forth on SCHEDULE 3.04 hereof and except for such violations or contravention of which would not have a Material Adverse Effect, do not and will not (i) violate or contravene any provisions of any existing law, statute, rule, regulation or ordinance or charter document, (ii) violate or contravene any provision of any order or decree of any court or Governmental Authority to which the Borrower or any of its properties or assets are subject, (iii) violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which the Borrower is a party or which purports to be binding upon either of it or any of its properties or assets, or (iv) result in the creation or imposition of any Lien on any of the properties of the Borrower (other than as created pursuant to the Loan Documents) pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument.

              Section 3.05. LITIGATION. There are not judgments or any litigation or administrative proceedings of or before any court or Governmental Authority now pending, nor, to the knowledge of the Borrower, are any such litigation or proceedings now threatened, against the Borrower or any of its properties, involving an individual claim in excess of $100,000 or claims in the aggregate in excess of $250,000 which, in each case, are not covered by insurance, except as disclosed in SCHEDULE 3.05.

              Section 3.06. SOLVENCY. Immediately after giving effect to each of the financing transactions contemplated hereby on and after each Borrowing Date, the Borrower is solvent. For purposes of this Section 3.06, the term "solvent" means that, at the time of said determination, (i) the fair value of such Person's assets exceeds the aggregate sum of its liabilities (including, without limitation, contingent liabilities), (i) such Person is able to pay its debts as they mature, (ii) the property owned by such Person has a value in excess of the total aggregate sum required to pay its debts, and (iii) such Person has capital sufficient to carry on its business.

              Section 3.07. THE COLLATERAL. The chief place of business and chief executive office of the Borrower, and the offices where the Borrower keeps its books and records concerning any of the Collateral are located at the addresses specified on SCHEDULE 3.07. The Borrower owns the Collateral in which it has granted a security interest and Lien in favor of the Lender pursuant to the Loan Documents, free and clear of any Lien, security interest charge or encumbrance, except as otherwise expressly permitted by Section 6.02 or as set forth in Section 3.08 hereof. All financing statements and filings required to be filed, and all related required fees and taxes, have been delivered to the Lender for filing and recording, and all other steps required to be taken have been taken, so that upon proper filing and recording in the proper offices Lender shall have, a valid, perfected, first priority continuing and enforceable security interest in and Lien on the Collateral and such security interest and Lien ranks prior to any other security interest in or Lien upon the Collateral.

              Section 3.08. CAPITALIZATION AND CORPORATE STRUCTURE. (i) The Borrower Percentage Interests of each Primestone Partner are set forth in
SCHEDULE 3.08 and (ii) the Prime Partnership Interest of the Borrower is set forth on SCHEDULE 3.08. Except (A) as set forth in the Prospectus included in the registration statement filed by the REIT and declared effective by the SEC, (B) the exchange rights set forth in the Prime Partnership Agreement and
(C) the Borrower Partnership Agreement, Declaration of Trust of the REIT or the Prime Partnership Agreement, there are no (x) outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other), or commitments therefor, to subscribe for, purchase or acquire any Securities of the Borrower, Prime or the REIT, (y) agreements to pay any dividends on any such Securities, except in accordance with Section 6.05 hereof or (z) agreements to distribute to any holders of such Securities any properties or assets of the Borrower. The Borrower has no Subsidiaries nor is it a partner in any partnership, joint venture or other similar entity.

              Section 3.09. NO DEFAULT. The Borrower is not in default (as defined in the applicable agreement or obligation) in any respect in the payment or performance (i) of any of its obligations for the payment of money, or (ii) under any franchise, license or leasehold interest and no default has occurred and is continuing, except, in each case, for defaults that would not have a Material Adverse Effect.

              Section 3.10. TAXES. The Borrower has timely filed, or caused to be filed, all federal, state, local and foreign tax returns that are required to be filed by it and has paid, or caused to be paid, all taxes, assessments, interest and penalties thereon, on or before the due dates thereof, unless such tax, assessment, charge, levy, claim is actively being contested in good faith by appropriate proceedings and there has been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto. There are no material claims pending, or, to the knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves, determined in accordance with GAAP, are reflected in the most recent financial statements. All such tax reports or returns fail reflect the taxes of the Borrower for the periods covered thereby. No Internal Revenue Service or other tax audit of the Borrower has occurred, is pending or, to the knowledge of the Borrower, threatened, and the results of any completed audits are properly reflected in the financial statements.

              Section 3.11.  (RESERVED).

              Section 3.12. ERISA; LABOR RELATIONS. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Plan maintained by the Borrower or any ERISA Affiliate (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no multiemployer plans. Neither the Borrower nor any of its ERISA Affiliates has had a complete or partial withdrawal from any multiemployer plan. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3 (1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. The Borrower is not a party to any collective bargaining agreement.

              Section 3.13. CORRECT INFORMATION. The information, exhibits and reports furnished in writing by the Borrower and the Primestone Partners to the Lender in connection with the negotiation and preparation of this Agreement and the other Loan Documents are true and correct and do not contain any omissions or misstatements of fact that would make the statements contained therein misleading or incomplete in any material respect, which omissions or misstatements could have, individually or in the aggregate, a Material Adverse Effect. There is no fact now known to the Borrower and the Primestone Partners that has not been disclosed to the Lender that materially adversely affects the management, business, assets, prospects, properties, operations or condition (financial or other) of the Borrower.

              Section 3.14. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or subject to any other statute that regulates the incurring of Indebtedness.

              Section 3.15. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Regulation G); none of the Obligations or liabilities of the Borrower are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock" or "margin securities", in each case, in a manner which would breach or contravene any of Regulations G, T, U, or X.

                                   ARTICLE 4.

                              CONDITIONS PRECEDENT

              Section 4.01. CONDITIONS PRECEDENT TO EFFECTIVENESS; FUNDING. The obligations of the Lender to execute and deliver this Agreement and to make the Loan on the Borrowing Date are subject to the fulfillment of the following conditions precedent. The Lender shall have received on or before the Borrowing Date each of the following documents and instruments, each dated such date, in form and substance satisfactory to the Lender.

              (a) the Lender shall have received a Notice of Borrowing required by Section 2.02(b) hereof within two (2) Business Days of the relevant Borrowing Date;

              (b) a certificate of an Authorized Officer of the Borrower, dated as of the Closing Date, certifying (i) that attached thereto are true and complete copies of the partnership action authorizing the execution, delivery and performance of the Loan Documents by the Borrower and the borrowings hereunder by the Borrower, (ii) that such partnership action is in full force and effect without modification as of such date, and (iii) as to the incumbency and signatures of the Authorized Officer executing the Loan Documents to which such Person is a party;

              (c) (i) copies of the constitutive governing documents of the Borrower, certified as of a recent date; (ii) certificates of said Secretary of State to the due organization, existence and good standing of the Borrower, as of a recent date; (iii) certificates of good standing of the Secretary of State of each jurisdiction in which the Borrower is qualified to do business; and (iv) a certificate of an Authorized Officer of the Borrower dated the Closing Date, certifying (A) that attached thereto are true, correct and complete copies of the constitutive governing documents as is in effect on the date of such certification, and (B) that such constitutive governing documents have not been amended since the date of the last amendment thereto furnished pursuant to clause (i) above;

              (d) the applicable Loan Documents and all UCC financing statements required by the Collateral Documents are duly executed by all the parties thereto (other than the Lender);

              (e) evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Loan Documents, have been duly taken and that there are no security interests senior to the security interests granted in favor of the Lender;

              (f) a legal opinion of counsel to the Borrower covering those items set forth in EXHIBIT E hereto, together with such other opinions as the Lender may reasonably request;

     (g) such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may deem appropriate;

     (h) (RESERVED];

     (i) a certificate showing that, at the time of the Closing Date and after giving effect to the initial funding hereunder and the consummation of all other transactions contemplated by this Agreement and the Loan Documents, (i) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of such date and no representation made or information supplied to the Lender shall have proven to be inaccurate or misleading in any material respect; and (ii) no Event of Default or Default shall have occurred; and the Lender shall have received a certificate of the Borrower signed on its behalf by an Authorized Officer that (A) no Material Adverse Change has occurred since September 30, 1997; (B) no litigation or administrative proceeding of or before any court or governmental body or agency in excess of $100,000 individually or $250,000 in the aggregate is pending or threatened against the Borrower or any of its properties which could be reasonably be expected to have a Material Adverse Effect; (C) the Borrower is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA and all applicable environmental laws, except where the violation of which would not have a Material Adverse Effect; and (D) none of the Borrower, any Primestone Partner, Prime, the REIT nor any of their Subsidiaries, shall be the subject of any bankruptcy, reorganization, insolvency or similar proceeding;

     (j) payment in full of all amounts then due and payable under the terms of this Agreement, including, without limitation, (i) all of the fees payable to the Lender pursuant to this Agreement, and (ii) all of the Lender's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Lender's counsel);

     (k) such other and further documents as the Lender and its counsel may have reasonably requested and all legal matters incident to this Agreement, the transactions contemplated hereby and the Loan shall be reasonably satisfactory to the Lender and its counsel; and

     (l) the IPO shall have been consummated, no stop order under Section 8 of the Securities Act of 1933 suspending the effectiveness of the registration statement for the IPO shall have been issued by the SEC, and the REIT Stock shall have been approved for listing on the New York Stock Exchange ("EXCHANGE"), and the Exchange shall not have suspended trading in the REIT Stock.

                                   ARTICLE 5.

                              AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount of the Loan is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

     Section 5.01. MAINTENANCE OF EXISTENCE AND PROPERTIES. The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and continue to conduct its business, as now and proposed to be conducted. The Borrower shall (1) do or cause to be done all things necessary to preserve and keep in full force and effect all of its rights, franchises and intellectual property, and comply with all laws applicable to it, except for violations thereof which would not have a Material Adverse Effect.

     Section 5.02. (RESERVED].

     Section 5.03. PUNCTUAL PAYMENT. The Borrower shall duly and punctually pay the principal of and interest on the Note and any other amount due under this Agreement or any of the Loan Documents to which it is a party, including, without limitation, the amounts payable under Section 2.08 hereof within any grace period provided herein.

     Section 5.04. PAYMENT OF LIABILITIES. The Borrower shall pay and discharge in the ordinary course of business, where applicable, all of its obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be diligently contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for any of the same.

     Section 5.05. COMPLIANCE WITH LAWS. The Borrower shall observe and comply with all applicable laws, statutes, rules, regulations or other requirements having the force of law, including, without limitation, all applicable environmental laws to the extent failure to so comply could have a Material Adverse Effect.

     Section 5.06. PAYMENT OF TAXES, ETC. The Borrower shall pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before the same shall become in default or within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon such property or any part thereof within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any of its properties or any part thereof within ten (10) days of such claims being due and payable; PROVIDED, HOWEVER, that no such tax, assessment, charge, levy, claim need be paid and discharged so long as the validity thereof shall be diligently contested in good faith by appropriate proceedings and there shall have been set aside on the books of the Borrower adequate reserves in accordance with GAAP applied with respect thereto, but such tax, assessment, charge, levy, or claim shall be paid before the property subject thereto shall be sold to satisfy any Lien which had attached as security therefor.

     Section 5.07. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower shall furnish to the Lender, in form and substance acceptable to the Lender and at the Borrower's expense:

     (a) within ninety (90) days after the end of each Fiscal Year, (i) audited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP, including consolidated financial reports with all related schedules and notes attached thereto, setting forth, in each case, in comparative form, corresponding figures from the preceding Fiscal Year, all in reasonable detail, prepared by management and audited by and with an unqualified opinion of, nationally recognized independent certified public accountants reasonably satisfactory to the Lender, together with a statement stating whether or not such accountants have any knowledge that the Borrower and its Subsidiaries is then or has been in violation of any covenants pertaining to this Agreement or pertaining to any other debt covenant of the Borrower or its Subsidiaries and that, to their knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute any such violation and (ii) a certificate of an Authorized Officer that no Default or Event of Default is then occurring;

     (b) within forty-five (45) days after the end of each Fiscal Quarter, quarterly unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for such Fiscal Quarter, prepared in accordance with GAAP and certified as to accuracy and completeness by an Authorized Officer of the Borrower;

     (c) within ten (10) days of any revision to any of the financial statements referred to in clauses (a) or (b) above, such financial statements, as revised;

     (d) upon request from Lender, within ten (10) days, true, complete and correct copies of all federal, state, local and foreign tax returns that are required to be filed by the Borrower, including, without limitation, all related schedules and annexes to such tax returns;

     (e) as soon as available, a true copy of any "management letter" or other communication to the Borrower, its officers, general partners, managers or members by its accountants regarding matters which arose or were ascertained during the course of the audit and which said accountants determined ought to be brought to management's attention;

     (f) copies of any notices delivered to it by Prime or the REIT;

     (g) immediately upon any officer, director, general partner, manager or member of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Event of Default, (ii) of any condition or event which would have a Material Adverse Effect, (iii) of any condition or event giving rise to any rights of a Primestone Partner under, or any notice delivered pursuant to, Section 9.5 of the Borrower Partnership Agreement, (iv) that any Person has given any notice to the Borrower or, to its knowledge, taken any other action with respect to a claimed default or event or condition of the type referred to in clauses (f), (g) and (j) of Section 8 hereof, or (v) to its knowledge, of the institution of any litigation involving claims against the Borrower equal to or greater than $100,000 with respect to any single cause of action or $250,000 with respect to the aggregate of all causes of action or any adverse determination in any litigation involving a potential liability to the Borrower equal to or greater than $100,000 with respect to any single cause of action or $250,000 with respect to the aggregate of all causes of action (which, in all such cases, are not covered by insurance), an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action, if any, the Borrower has taken, is taking or proposes to take with respect thereto;

     (h) immediately upon the Borrower becoming aware of the occurrence of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, reorganization or insolvency of any multiemployer plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower, or any ERISA Affiliate or any multiemployer plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan;

     (i) promptly (i) notify Lender of any amendment to the Borrower Partnership Agreement, (ii) provide the Lender with the full text of any such amendment and
(iii) provide the Lender with a copy of the Borrower Partnership Agreement, as so amended; and

     (j) as soon as practicable, such other information concerning the financial affairs and condition (financial or otherwise) of the Borrower, Prime (to the extent available to Borrower), the REIT (to the extent available to Borrower) or the Collateral as the Lender may from time to time reasonably request.

     Section 5.08. ACCOUNTS AND REPORTS. The Borrower shall keep accurate records and books of account at its principal place of business in which complete, accurate and correct entries shall be made of all dealings or transactions in relation to its businesses and affairs, as applicable, and the Collateral.

     Section 5.09. INSPECTION; AUDIT. The Borrower shall permit any authorized representative designated by the Lender, upon reasonable advance notice, to visit, inspect and audit its properties and condition, including its books and records (and to make copies thereof), and to discuss its affairs, finances and accounts with its officers, general partners, managers, members or directors, employees, auditors, legal counsel and agents at such reasonable times and as often as may be reasonably requested by the Lender, which visit, inspection and audit shall be at the expense of the Lender unless a Default or Event of Default shall have occurred and not been cured at the time of the commencement of such visit, inspection or audit, in which case such visit, inspection and audit shall be at the expense of the Borrower.

     Section 5.10. UCC FILINGS. Within thirty (30) days of the Closing Date, the Borrower will deliver to the Lender UCC search reports evidencing UCC filings made in each jurisdiction required in the Collateral Documents.

     Section 5.11. REGISTRATION RIGHTS. The Borrower shall not amend the Registration Rights Agreement.

                                   ARTICLE 6.

                               NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any Loan is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

     Section 6.01. INDEBTEDNESS. The Borrower shall not directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness that is secured by or imposes any limitation on any Collateral, other than Indebtedness of the Borrower to the Lender incurred pursuant to this Agreement or the other Loan Documents.

     Section 6.02. LIENS. The Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, except Liens arising under the Loan Documents in favor of the Lender.

     Section 6.03. FUNDAMENTAL CHANGES. The Borrower shall not change its capital structure, enter into any merger or consolidation, or liquidate, wind-up or dissolve.

     Section 6.04. DISPOSITIONS OF ASSETS. The Borrower shall not assign, sell, lease or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, abandonment or otherwise, any of the Collateral unless the proceeds thereof are used to repay all or a portion of the Obligations pursuant to Section 2.04 (b) hereof.

     Section 6.05. DIVIDENDS AND REDEMPTIONS. Upon the occurrence and continuance of a Default or an Event of Default, the Borrower shall not: (i) declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Securities on account of any shares of its Securities, including, without limitation, by redemption, purchase, retirement or other acquisition, except as otherwise consented to in advance in writing by the Lender; or (ii) make any payment, prepayment or retirement of Indebtedness (including, without limitation, intercompany advances or loans made to Borrower by its partners) of the Borrower other than (a) payments pursuant to this Agreement and the other Loan Documents, (b) scheduled payments made in accordance with the terms of such Indebtedness, and (c) payments of trade debt made in the ordinary course of business. Upon the occurrence and continuance of a Default or an Event of Default, the Borrower shall not directly or indirectly, purchase, redeem or retire or otherwise acquire any shares of its Securities or any debt securities issued by it.

     Section 6.06. CERTAIN OTHER TRANSACTIONS. The Borrower shall not enter into any transaction that has a Material Adverse Effect on the Collateral or which prohibits the Borrower from pledging, encumbering or granting a security interest in the Collateral, whether now owned or hereafter acquired.

     Section 6.07. TRANSACTIONS WITH AFFILIATES AND CERTAIN OTHER PERSONS. The Borrower shall not directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property and guarantees and assumptions of obligations of an Affiliate) with any stockholder, officer, director, employee, partner, member or Affiliate of the Borrower, other than (i) the making of, and payment of principal and interest on, intercompany transfers, advances and loans; (ii) transactions on an arms-length basis on terms no less favorable to the Borrower than if such Affiliate was not an Affiliate of the Borrower; (iii) the payment of salary and other customary compensation for a similarly situated business of its directors, officers and employees in the ordinary course of its business;
(iv) management and leasing agreements which are entered into in the ordinary course of the Borrower's business, are consistent with existing similar agreements of the Borrower and are customary in the industry; (v) the transaction described on SCHEDULE 6.07 hereto, (vi) transactions between the Borrower and its Subsidiaries that are entered into in the ordinary course of business and consistent with past practice and (vii) transactions consented to in advance in writing by the Lender, in its reasonable discretion.

     Section 6.08. FISCAL YEAR. The Borrower shall not change its Fiscal Year.

     Section 6.09. ERISA. The Borrower shall not be or become obligated to PBGC in excess of $100,000 or be or become obligated to the Internal Revenue Service with respect to excise or other penalty taxes provided for in Section 4975 of the IRC in excess of $100,000. The Borrower shall not seek any waiver from the minimum funding standard set forth under Section 302 of ERISA or Section 412 of the IRC or engage in any material Prohibited Transaction with respect to any Plan.

     Section 6.10. REGULATIONS G. T. U AND X. The Borrower shall not apply, directly or indirectly, any part of the proceeds of the Loan for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, in each case, in violation of Regulation G, T, U or X.

     Section 6.11. BORROWER PARTNERSHIP AGREEMENT. The Borrower shall not permit the amendment of the Borrower Partnership Agreement in any manner.

                                   ARTICLE 7.

                                   [RESERVED]

                                   ARTICLE 8.

                                EVENTS OF DEFAULT

     Section 8.01. EVENTS OF DEFAULT. Each of the following events or conditions shall constitute an Event of Default under this Agreement:

     (a) the Borrower shall (i) fail to pay when due any principal (including mandatory prepayments) of any Loan or (ii) fail to pay any interest on any Loan or any other amount due and payable hereunder or with respect to any Loan (excluding the fee payable pursuant to Section 2.08(b)) when due and such default shall have continued unremedied for three (3) days;

     (b) any representation, warranty or statement given in this Agreement or in any other Loan Document by any party thereto (other than the Lender) or in any certificate, opinion, report, financial statement or other written statement furnished at any time pursuant to this Agreement shall prove to be or have been untrue or misleading in any material respect as of the date on which it is made or deemed to be made;

     (c) (i) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Sections 5.01, 5.03, 5.06, 5,07, 5.08, 5.09, 5.10 and 5.11 hereof or Article 6 hereof, (ii) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Section 5.04 (provided such obligations and liabilities referred to in Section 5.04 are accelerated) hereof and such failure contained in this clause
(ii) shall not be cured to the Lender's reasonable satisfaction within five (5) days after the occurrence of such failure, or (iii) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in
Section 5.04 (provided such obligations and liabilities referred to in Section
5.04 are not accelerated) and 5.05 hereof and such failure contained in this clause (iii) shall not be cured to the Lender's reasonable satisfaction within fifteen (15) days after the occurrence of such failure;

     (d) the Borrower or any other party to a Loan Document (other than the Lender) shall fail to perform, keep or observe in any respect any other term, provision, condition, covenant, waiver, warranty or representation contained in this Agreement or in any other Loan Document to which it is a party that is required to be performed, kept or observed by the Borrower or any party to a Loan Document, other than the Lender, and the same, if curable, shall not be cured to the Lender's satisfaction within ten (10) days after the occurrence of such failure, unless the Borrower is diligently working to cure such failure and such failure has not resulted in a Material Adverse Effect, in which case no Event of Default shall occur with respect thereto until thirty
(30) days after the occurrence of such failure;

     (e) (i) the Lender shall not have at any time first priority perfected Liens and security interests in all of the Collateral, (ii) any of the Loan Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the parties thereto (other than the Lender), or (iii) any of such parties shall deny that it has any or any further liability or obligation thereunder at a time when it in fact does have such liabilities or obligations thereunder;

     (f) the Borrower shall fail to (a) pay all or any portion of any Indebtedness in excess of $100,000 (other than the Obligations) when due (whether by stated maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace periods; or (b) perform or observe any term, covenant or condition to be performed on its part or to be observed under any agreement or instrument relating to such Indebtedness, when required to be performed or observed.

     (g) the Borrower permits one or more judgments against it in excess of $100,000, individually, and $250,000, in the aggregate, to remain unstayed, unbonded or not discharged for a period of more than thirty (30) days, unless such judgment is being contested in good faith and the Borrower has established reserves in accordance with GAAP that are satisfactory to the Lender;

     (h) any of the operations or business of the Borrower, Prime or the REIT is suspended, other than in the ordinary course of its business, which has a Material Adverse Effect;

     (i) the Borrower, Prime or the REIT commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to; approves of, or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt;

     (j) there is commenced against the Borrower, Prime or the REIT any case or proceeding or any other action is taken against the Borrower, Prime or the REIT in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Borrower, Prime or the REIT or for all or a substantial part of their respective properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Borrower, Prime or the REIT, and any such event continues for thirty (30) days undismissed, unstayed, unbonded or undischarged;

     (k) (i) the Borrower engages in any Prohibited Transaction involving any Plan; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) exists with respect to any Plan; (iii) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan for purposes of Title IV of ERISA and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 10 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be; (iv) the Borrower or any of its Subsidiaries fully or partially withdraws from any multiemployer Plan; PROVIDED HOWEVER, that any event or condition described in any of clauses (i) through (iv) of this paragraph (k) shall not constitute an Event of Default unless such event or condition, together with all other such events or conditions (if any), is likely to subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the management, business, properties, assets, operations or condition (financial or other) of the Borrower or such Subsidiary; or (v) any Plan terminates for purposes of Title IV of ERISA, or PBGC institutes proceedings for the involuntary termination of any Plan, in either case, with a vested unfunded liability of $100,000 or more;

     (l) there shall occur a cessation of a substantial part of the business of the Borrower, Prime or the REIT for a period which significantly affects the Borrower's, Prime's or the REIT's capacity to continue its business; or the Borrower, Prime or the REIT shall suffer the loss or revocation of any license or Permit now held or hereafter acquired by such Person which is necessary to the continued or lawful operation of a part of its business that would have a Material Adverse Effect; or the Borrower, Prime or the REIT shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs for a period which would have a Material Adverse Effect; or

     (m) a Material Adverse Change shall have occurred.

     Section 8.02. REMEDIES UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Lender may by notice to the Borrower
(i) declare the commitment of the Lender to make the Loan hereunder to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Loan, all interest thereon, any accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loan to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by each of the Borrower. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Sections 8.01(i) or (j) above, the commitment of the Lender to make the Loan shall automatically be terminated and the Loan, all interest thereon and all accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loan shall immediately become due and payable, without any requirement on the part of the Lender to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Lender, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE 9.

                                  MISCELLANEOUS

     Section 9.01. NOTICES. All notices, consents, demands or other communications hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective, except as explicitly otherwise noted,
(i) on the day on which delivered if delivered personally, or transmitted by telecopier (followed by a mailed written confirmation), (ii) on the next Business Day if delivered by a nationally recognized overnight courier (such as Federal Express), or (iii) five (5) Business Days after the date on which the same is mailed by certified United States mail, postage prepaid, return receipt requested, and shall be addressed:

     (a)  in the case of the Borrower, to:

                    Primestone Investment Partners, L.P.
                    c/o The Prime Group, Inc.
                    77 West Wacker Drive
                    Suite 3900
                    Chicago, Illinois 60601
                    Attention: Michael W. Reschke
                    Telecopier No.: (312) 917-1511

          With a copy to:

                    The Prime Group, Inc.
                    77 West Wacker Drive
                    Suite 3900
                    Chicago, Illinois 60601
                    Attention: General Counsel
                    Telecopier No.: (312) 917-1511

                  With a copy to:

                           BRE/Primestone Investment Management L.L.C.
                           c/o Blackstone Real Estate Advisors
                           345 Park Avenue
                           New York, New York 10154
                           Attention: Steven Orbuch
                           Telecopier No.: (212) 754-8730

                  With a copy to:

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, Illinois 60601
                           Attention: Wayne D. Boberg, Esq.
                           Telecopier No.: (312) 558-5700

         (b)      in the case of the Lender, to:

                           Prudential Securities Credit Corporation
                           One New York Plaza
                           New York, New York 10292
                           Attention: Mr. Richard K. Gupta
                           Telephone No.: (212) 778-5751
                           Telecopier No.: (212) 778-4586

                  With copies to:

                           Prudential Securities Incorporated
                           One Seaport Plaza
                           27th Floor
                           New York, New York 10292
                           Attention. Ms. Erika Walters-Engemann
                           Telecopier No.: (212) 214-7678

         With additional copies (other than copies of any Notice of Borrowing) to:

                           Prudential Securities Incorporated
                           One New York Plaza
                           New York, New York 10292
                           Attention: Mr. Geoffrey Bedrosian
                           Telecopier No.: (212) 778-3194

                           Skadden, Arps, Slate Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Greg Milmoe, Esq.
                           Telecopier No.: (212) 735-2000

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

         Section 9.02. SURVIVAL OF THIS AGREEMENT. Subject to the last sentence of Section 9.03, all covenants, agreements, representations and warranties made herein, or in the Loan Documents or in any certificate delivered pursuant hereto or thereto shall survive the execution by the Borrower and delivery to the Lender of this Agreement, the Note and the other Loan Documents and the making of the Loan hereunder, and shall continue in full force and effect so long as any part of the Loan remains outstanding and unpaid.

         Section 9.03. INDEMNITY. The Borrower agrees to defend, protect, indemnify and hold harmless the Lender and each of its affiliates (as defined in rule 405 under the Securities Act) controlling persons (as defined in Section 15 of the Securities Act), officers, directors, employees, agents, attorneys and consultants (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees incurred in connection with any action or proceeding between or among the Borrower and any Indemnitee or between any Indemnitee and any third party or otherwise, whether or not relating to any investigative, administrative or judicial proceeding and whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, special, consequential, punitive or treble and whether based on any federal, state or local, or foreign, laws or other statutory regulations, including, without limitation, applicable environmental laws, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee under or in connection therewith, any commitment of the Lender hereunder, or the making of the Loan, or the management of the Loan, or the use or intended use of the proceeds of any Loan, advance or other financial accommodation provided hereunder, or any ERISA liabilities, or the use or intended use of the Collateral or any accident or injury occurring on any of the Borrower's properties, or the payment of any brokerage commission to anyone in connection with funding the Loan, or any misrepresentation made by the Borrower to the Lender in the Loan Documents, including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the
Borrower shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters directly caused by or resulting primarily from the willful misconduct or gross negligence of such Indemnitee. This Section
9.03 shall survive the payment in full of all amounts due and payable under this

Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

         Section 9.04. COSTS, EXPENSES AND TAXES. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing or recording of this Agreement, each of the Loan Documents, and any other documents, instruments or agreements which may be delivered in connection with this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and local counsel who may be retained by said counsel, provided such local counsel expenses are incurred in connection with the transactions contemplated by this Agreement and consummated prior to, on or shortly after the Closing Date or upon the occurrence of a Default or Event of Default) with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, (ii) all costs and expenses in connection with all third party reports, the audit, appraisal, valuation, investigation, and the creation, perfection, priority or protection of the Lender's Liens against the Collateral, including, without limitation, all costs and expenses to pay or discharge taxes, Liens, security interests or other encumbrances levied, placed or threatened against the Collateral, (iii) all out-of-pocket costs and expenses in connection with the audits, inspections and investigations conducted pursuant to Section 5.09 hereof, and (iv) all costs and expenses (including, without limitation, the reasonable fees and expenses of the Lender's counsel) of the Lender in connection with the enforcement of this Agreement and each of the Loan Documents and such other documents, instruments or agreements which may be delivered in connection with this Agreement.

         (b) Any and all payments by the Borrower under this Agreement or the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or in respect of its income (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender,
(i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a Tax credit is received by the Lender for any Taxes deducted or withheld by the Borrower or paid or remitted by the Lender in accordance with this section 9.04(b) and in respect of which additional amounts have been paid by the Borrower under this section 9.04(b) then, to the extent that such Tax credit has been received and utilized by the Lender, the Lender shall forthwith pay to the Borrower an amount equal to such Tax credit, provided that such amount shall not exceed the additional amounts paid by the Borrower to the Lender under this section 9.04(b).

         (c) The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise in connection with the execution and delivery of this Agreement, any of the Loan Documents or any of the other instruments, documents or agreements executed and/or delivered in connection herewith or therewith, or any payment made hereunder or in connection herewith (hereinafter collectively referred to as "OTHER TAXES").

         (d) The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
Section 9.04) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to any additional amount payable to the Lender under this Section 9.04 submitted to the Borrower by the Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon each of the parties hereto.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

         Section 9.05. FURTHER ASSURANCES. (a) At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments (including without limitation, any and all forms required by the Federal Reserve Board) and do such other acts and things as the Lender may reasonably request in order to effect fully the intent and purposes of this Agreement and the Loan Documents, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the making of the Loan, in proper form for recording and otherwise in form and substance reasonably satisfactory to the Lender and its counsel.

         (b) The Borrower agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may reasonably request, in order to create, evidence, perfect or preserve any security interest or Lien granted or purported to be granted hereby or by any Loan Document or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any Loan Document with respect to any Collateral.

         Section 9.06 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement or any of the Loan Documents to which the Lender is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent, shall, unless in writing and signed by all holders of the Note do any of the following: (i) increase the Commitment, (ii) reduce the principal of, or premiums or interest on, the Note or the fees payable in accordance with Section 2.08 hereunder,
(iii) postpone any date fixed for any payment of principal of, or interest on, the Note or such funding fee or any other amount due hereunder or under any Loan Document to any holder of the Note, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document to which such holder of the Note is a party, (iv) release any portion of the Collateral, or (v) amend this Section 9.06 or any other provision requiring the consent of all of the holders of the Note. No failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

         Section 9.07. REMEDIES CUMULATIVE. This Agreement, the Loan Documents and the Obligations of the Borrower hereunder and thereunder are in addition to and not in substitution for any other obligations of the Borrower or security interests granted by the Borrower now or hereafter held by the Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies or powers of the Lender in respect of any such obligation or security interest held by the Lender for the fulfillment thereof. The rights and remedies provided in this Agreement and in any Loan Document are cumulative and not exclusive of any other rights or remedies provided by law.

         Section 9.08. MARSHALING, RECOURSE TO SECURITY: PAYMENTS SET ASIDE. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Lender hereunder or under the Loan Documents or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and reinstated and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 9.09. SETOFF. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to setoff and apply against any Obligation, whether matured or unmeasured, of the Borrower, any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of setoff may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender of, or of notice of, any such event or proceeding.

         Section 9.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. For the purposes of this
Section 9.10, an assignment shall be deemed to include the voluntary or involuntary sale, conveyance or transfer of the Borrower's Securities (or (excluding any transfer of limited partner interest in the members of BRE/Primestone Investment Management L.L.C. or BRE/Primestone Investment L.L.C.) the Securities of any corporation directly or indirectly controlling the Borrower by operation of law or otherwise) or the creation or issuance of a new stock by which an aggregate of more than ten percent (10%) of the Borrower's Securities shall be vested in a party or parties who are not now shareholders.

         Section 9.11. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

         Section 9.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. All judicial proceedings brought against the Borrower or the Lender with respect to this Agreement or any Loan Document may be brought in any state or federal court of competent jurisdiction situated in the Borough of Manhattan in the City and the State of New York and, by its execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any of the Loan Documents from which no appeal has been taken or is available. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified in Section 9.01 hereof, such service to become effective five (5) Business Days after such mailing. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT
TO THIS AGREEMENT OR ANY LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE
GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR
ANY LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

         Section 9.13. INCONSISTENCIES. This Agreement and each of the Loan Documents shall be construed to the extent reasonable to be consistent, one with the other, but to the extent that the terms and conditions of this Agreement or any other Loan Document are actually inconsistent with the terms and conditions of any Loan Document, the terms and conditions of this Agreement shall govern.

         Section 9.14. PERFORMANCE OF OBLIGATIONS. The Borrower acknowledges and agrees that the Lender may, but shall have no obligation to, make any payment or perform any act required of the Borrower under this Agreement or any Loan Document or take any other action which the Lender in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threaten to be placed on any Collateral.

         Section 9.15. ASSIGNMENT; PARTICIPATION. The Lender may assign (by novation or otherwise) or participate all or a proportionate part of its rights, obligations and interests in the Loan and its rights hereunder and under the Loan Documents without restriction. The Lender may, prior to or after the execution of this Agreement syndicate the Loan with one or more financial institutions, who will become parties to this Agreement, in which case the Lender will be the sole and exclusive agent for such other financial institutions upon such terms and conditions as the Lender deems appropriate. The Borrower hereby agrees to reasonably cooperate with the Lender, at the Lender's expense, to effect assignments and/or participations made with respect hereto.

         Section 9.16. CONFIDENTIALITY. The Lender shall maintain the confidential nature of, and shall not use or disclose, any of the Borrower's confidential financial information, without first obtaining the Borrower's written consent, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 9.16 shall require the Lender to obtain the consent of the Borrower, before exercising any of its rights under the Loan Documents upon the occurrence of a Default or Event of Default. The obligations of the Lender shall in no event apply to: (i) providing information about the Loan or any party to any Loan Document to PSI or any actual or potential assignee or participant contemplated in Section 9.15 hereof; (ii) any situation in which the Lender, in the sole and absolute discretion of the Lender, is required by law or required or requested by any governmental, regulatory or supervisory authority or official to disclose information; PROVIDED, HOWEVER, that Lender will give Borrower notice thereof if permitted to do so by the requesting authority; (iii) providing information to counsel to the Lender in connection with the transactions contemplated by the Loan Documents, (iv) providing information to independent auditors retained by the Lender; (v) any information that is in or becomes part of the public domain otherwise than through a wrongful act of the Lender or any employees or agents thereof; (vi) any information that is in the possession of the Lender prior to receipt therof from the Borrower or any other Person known to the Lender to be acting on behalf of the Borrower, (vii) any information that is independently developed by the Lender; and (viii) any information that is disclosed to the Lender by a third party that has no obligation of confidentiality with respect to the information disclosed.

         Section 9.17. CONSTRUCTION. The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and each of the Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the Loan Documents.

         Section 9.18. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, taken together with all of the Loan Documents and all certificates and other documents delivered by the Borrower to the Lender, embodies the entire agreement and, except as otherwise contemplated herein, supersedes all prior agreements, written and oral, relating to the subject matter hereof.

         Section 9.19. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 9.20. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 9.21. EXECUTION OF COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 9.22. LIMITATION OF LIABILITY. No claim may be made by the Borrower or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Documents, or any act, omission or event occurring in connection herewith or therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                          PRIMESTONE INVESTMENT PARTNERS, L.P.

                                          By:   PG/PRIMESTONE, L.L.C.
                                                its general partner

                                          By:   THE PRIME GROUP, INC.
                                                its Administrative Member

                                          By:   /s/ Ray Grinvalds
                                                -------------------------------
                                                Name: Ray Grinvalds
                                                Title: Vice President


                                          By:   BRE/PRIMESTONE INVESTMENT
                                                MANAGEMENT L.L.C. its general
                                                partner


                                          By:   /s/ Steven Orbuch
                                                -------------------------------
                                                Name: Steven Orbuch
                                                Title: VP and Assistant
                                                       Secretary

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                        PRIMESTONE INVESTMENT PARTNERS L.P.

                                        By:   PG/Primestone, L.L.C.,
                                               its general partner

                                        By:
                                              ------------------------------
                                              Name:
                                              Title:

                                        By:   BRE/PRIMESTONE Investment
                                              Management, L.L.C., its
                                              general partner

                                        By:
                                              ------------------------------
                                              Name:
                                              Title:

                                        PRUDENTIAL SECURITIES CREDIT CORPORATION

                                           By:   /s/ George D. Morgan
                                                 ------------------------------
                                                 Name: George D. Morgan, III
                                                 Title: VICE PRESIDENT

                                     FORM OF
                                 PROMISSORY NOTE


$40,000,000.00                                                November__, 1997
                                                              New York, New York

      FOR VALUE RECEIVED, PRIMESTONE INVESTMENT PARTNERS L.P., a Delaware limited partnership (the "BORROWER"), promises to pay to the order of PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation (the "LENDER"), on the Expiration Date specified in the Credit Agreement dated as of the date hereof between the Borrower and the Lender (as it may be amended, modified, supplemented or restated from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement), at the office of the Lender located at c/o Prudential Securities Credit Corporation, One New York Plaza,
New York, New York 10292, or at such other place as the Lender may specify from time to time, in lawful money of the United States of America and in immediately available funds, the principal sum of the lesser of (a) FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00),or (b) the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to
Section 2.02 of the Credit Agreement. The Borrower further promises to pay interest in like money and funds to the Lender at its office specified above on the unpaid principal amount of the Loans from and including the date thereof until payment in full at the rate or rates and on the dates determined in accordance with the terms of Section 2.03 of the Credit Agreement. The Lender is hereby authorized to record the date, type, amount, interest rate and duration of each Interest Period of the Loan evidenced by this Note and the date and amount of each payment or prepayment of principal hereof on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such notation shall be conclusive and binding for all purposes absent manifest error;
PROVIDED HOWEVER that failure by the Lender to make any such notation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      If any payment on this Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      This Note is the Note referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

      The Borrower shall use all of the proceeds of the Loan in accordance with
Section 2.07 of the Credit agreement.

      Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared to be or may automatically become immediately due and payable as provided in the Credit Agreement.




      Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as otherwise expressly provided in the Credit Agreement.

      Notwithstanding any provisions contained herein or in the Credit Agreement to the contrary, the indebtedness evidenced by this Note shall not be subordinated to (i) claims of any trade creditors of the Borrower or (ii) in right of payment to the payment of any existing or future unsecured indebtedness of the Borrower.

      The obligations of the Borrower to make payments when due of any amount owing under this Note are entitled to the befits of collateral security provided for in the Pledge Agreement and the other Loan Documents.

      This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

      THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES (a) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, AND (b) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOR OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Borrower has signed this Note as of the date first set forth above.


                                 PRIMESTONE INVESTMENT PARTNERS, L.P.


                                 By:  PG/PRIMESTONE, L.L.C.
                                      its general partner

                                 By:  THE PRIME GROUP, INC.
                                      its Administrative Member

                                 By:  _________________________________________
                                      Name: Ray Grinvalds
                                      Title: Vice President

                                 By:  BRE/PRIMESTONE INVESTMENT
                                      MANAGEMENT L.L.C. its general partner

                                 By:  BLACKSTONE REAL ESTATE PARTNERS
                                      II, L.P., its Member

                                 By:  BLACKSTONE REAL ESTATE
                                      ASSOCIATES II, L.P., its general partner

                                 By:  BLACKSTONE REAL ESTATE
                                      MANAGEMENT ASSOCIATES II, L.P.
                                      its general partner

                                 By:  BREA II L.L.C., its general partner


                                 By:  __________________________________________
                                      Name: Steven Orbuch
                                      Title: Vice President and Assistant
                                      Secretary

                                                                       Exhibit B

                              NOTICE OF BORROWING

Prudential Securities Credit Corporation
New York Plaza
New York, New York 10292
Attention: Mr. Richard K. Grupta

               Re:  PRIMESTONE INVESTMENT PARTNERS l.P. CREDIT AGREEMENT

Ladies and Gentlemen:

           Reference is made to that certain Credit Agreement dated as of November 17, 1997 between Primestone Investor Partners L.P., a Delaware limited partnership (the "BORROWER") and Prudential Securities Credit Corporation, a Delaware corporation (the "CREDIT AGREEMENT"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The undersigned Borrower, by signature of the Authorized Person below hereby gives you irrevocable notice pursuant to Section 2.02(b)(i) of the Credit Agreement that the Borrower hereby requests the Loan under the Credit Agreement, and in that connection set forth below the information relating to such Loan (the "PROPOSED LOAN") as required by Section 2.02(b)(i) of the Credit Agreement:

           (i) The request Borrowing Date of the Proposed Loan is November 17, 1997;

           (ii)     The aggregate amount of the Proposed Loan is $40,000,000;
                    and

           (iii)    The proceeds of such Loan shall be used as set forth in
                    Section 2.07 of the Credit Agreement.

           The Borrower hereby certifies that the above statements and the following statements are true on the date hereof, and will be true on the date of the Proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

           (A)      All of the representations and warranties contained in
Article 3 of the Credit Agreement and in each of the Loan Documents and the information set forth in the schedules thereto are true and correct as of the date hereof;

           (B) No Default or Event of Default exists as of the date hereof or of the Requested Borrowing Date or will result from the Proposed Loan; and

           (C) The Borrower is in compliance with all of the terms and conditions of the Credit Agreement, the Note and each other Loan Documents to which it is a party.

                                 Very truly yours,

                                 PRIMESTONE INVESTMENT PARTNERS L.P.


                                 By:  P.G./Primestone, L.L.C.
                                      its general partner

                                 By:  THE PRIME GROUP, INC.
                                      its Administrative Member

                                 By:  ____________________________________
                                      Name: Ray Grinvalds
                                      Title: Vice President

                                                                       Exhibit C

                                    FORM OF

                          PLEDGE AND SECURITY AGREEMENT

      This PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") dated as of November 17, 1997 made by Primestone Investment Partners L.P., a Delaware limited partnership (the "PLEDGOR"), and Prudential Securities Credit Corporation, a Delaware corporation (the "LENDER").

                             W I T N E S S E T H:

      WHEREAS, the Pledgor has entered into an Amended and Restated Agreement of Limited Partnership (including, without limitation, all exhibits thereto, as amended, supplemented or otherwise modified from time to time, the "PARTNERSHIP AGREEMENT") of Prime Group Realty, L.P., a Delaware limited partnership ("PRIME") dated as of the date hereof among Prime Group Realty Trust, a Maryland real estate investment trust (the "REIT") and The Nardi Group, L.L.C., a Delaware limited liability company, as the General Partners and the Persons whose names are set forth on Exhibit A thereto, as the Limited Partners;

      WHEREAS, pursuant to the Partnership Agreement the Pledgor is the beneficial and record owner of the number of certificated limited partnership interests issued by Prime pursuant to the Partnership Agreement identified on
Schedule I hereto (the "OP UNITS", and the OP Units together with the REIT Stock (as defined below) collectively, the "PLEDGED SHARES");

      WHEREAS, pursuant to the Partnership Agreement the Pledgor has the right, subject to certain conditions, to exchange each OP Unit for one common share of the REIT or, at the option of the REIT, cash equal to the fair market value of such common share of the REIT at the time of exchange;

      WHEREAS, the Pledgor has entered into the Credit Agreement dated as of the date hereof (as the same may from time to time be amended, extended, supplemented, restated or otherwise modified or replaced, the "CREDIT AGREEMENT"; terms used herein, and not otherwise defined herein, are used with the meanings ascribed to them in the Credit Agreement) between the Pledgor and the Lender pursuant to which the Lender has agreed to make a loan to the Pledgor in an amount no greater than the Commitment; and

      WHEREAS, as a condition precedent to the Lender's entering into the Credit Agreement, the Lender has required the Pledgor to grant, assign and pledge, and the Pledgor has agreed to grant, assign and pledge, to the Lender a continuing first priority security interest in and to all its rights, title and interests in the Pledged Collateral (as hereinafter defined) to secure all of the obligations of the Pledgor to the Lender under the Credit Agreement, the Note and the other Loan Documents.

      NOW, THEREFORE, Pledgor, intending to be bound hereby, in consideration of the premises hereof, in order to induce the Lender to provide the Loan under and in accordance with the terms of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees with, and for the benefit of, the Lender as follows:

      SECTION 1. PLEDGE. Pledgor hereby pledges and assigns to the Lender and grants to the Lender a continuing first and prior security interest in all of its rights, title and interests in and to, whether now owned or existing or hereafter acquired or arising:

      (i)     Prime, including without limitation, the OP Units;

      (ii) all common shares issued by the REIT in exchange for the OP Units ("REIT STOCK");

      (iii) all payments due or to become due to the Pledgor arising out of, as a result of or in connection with the OP Units, whether as distributions of cash or property or otherwise and all of Pledgor's rights arising out of, as a result of or in connection with the Pledged Shares, whether now existing or hereafter arising or acquired, to exercise all voting, consensual and other powers of ownership pertaining to the Pledge Shares (including, without limitation, to make determinations, to exercise any election (including, without limitation, election of remedies) or option, to give or receive any notice, consent, amendment, waiver or approval), together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action which, in the opinion of the Lender, may be necessary or advisable in connection with any of the foregoing;

      (iv) (a) that certain Registration Rights Agreement dated as of November 17, 1997 (as the same may from time to time be amended, supplemented, restated or modified, the "REGISTRATION RIGHTS AGREEMENT") among the REIT, Prime, The Prime Group, Inc., Primestone Investment Partners L.P. and the other investors named therein and (b) the Partnership Agreement, (the Partnership Agreement together with the Registration Rights Agreement collectively, the "ASSIGNED AGREEMENTS"), including, without limitation, (1) all rights of the Pledgor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (3) claims of the Pledgor for damages arising out of or for breach of or default under the Assigned Agreements, (4) the right of the Pledgor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (5) the right of the Pledgor to exchange OP Units into REIT Stock, including, without limitation, all income, cash, dividends or other distributions received therefrom; and

      (v)     all proceeds and any replacements of any of the foregoing;

all of the foregoing being herein referred to as the "PLEDGED COLLATERAL."

      SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the indefeasible payment of all liabilities, obligations and indebtedness of any and every kind and nature heretofore, now or hereafter owing, arising, due or payable from the Pledgor to the Lender pursuant to the Credit Agreement, the Note and all other Loan Documents to which it is a party, however evidenced, created, incurred, acquired or owing, whether for principal, interest, fees, indemnification, expenses or otherwise, whether primary or secondary, direct or indirect, joint or several, contingent or fixed, or otherwise, including the expenses of preparing for and selling any and all of the Pledged Collateral and the reasonable attorneys' fees and legal expenses incurred in connection therewith by the Lender and including, without limitation, obligations of performance, now or hereafter given by Pledgor to the Lender and whether or not evidenced by promissory notes or other evidence of indebtedness (all such obligations and liabilities being hereinafter collectively referred to as the "OBLIGATIONS"). The Pledgor and the Lender hereby agree that they intend the security interest hereby granted to attach upon the execution of this Agreement.

      SECTION 3. DELIVERY OF PLEDGED COLLATERAL. (a) Should any of the Pledged Collateral at any time be represented or evidenced by a certificate or instrument, such certificates or instruments shall be endorsed, delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Upon the day after the maturity of the Loan (if the Obligations have not been paid in full) or upon the occurrence of an Event of Default under the Credit Agreement and/or the other Loan Documents (any such event being an "ACCELERATION DEFAULT"), the Lender shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral. In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

      (b) The books and records of Prime shall be marked to reflect the transfer of the Pledged Collateral and/or the pledge and security interests granted to the Lender under this Agreement, as applicable.

      SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Lender as follows:

      (a) The OP Units have been, and the REIT Stock upon the exchange of the OP Units for the appropriate number of REIT Stock, will be duly authorized and validly issued, are fully paid and non-assessable and represent, on the Closing Date, the percentage of the issued limited partnership interests of Prime as is set forth on SCHEDULE I hereto; and, except as set forth in the REIT's most current registration statement filed with the SEC and in Section
3.08 of the Credit Agreement, no warrants, subscription rights or options are outstanding with respect to the Pledged Shares.

      (b) Other than as set forth in Section 3.08 of the Credit Agreement, it is the legal and beneficial owner of the OP Units as indicated on SCHEDULE I hereto, free and clear of any Liens, adverse claims, security interests, options or other charges or encumbrances, except for the security interests created by this Agreement.

      (c) The pledge of the Pledged Collateral pursuant to this Agreement, together with the delivery to the Lender of the certificates evidencing the OP Units and the filing of the appropriate financing statements, create a valid and perfected continuing first priority Lien and security interest in the Pledged Collateral, securing the indefeasible payment and performance of the Obligations.

      (d) Other than as set forth in Section 3.08 of the Credit Agreement, no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Persons is required to be obtained or made by Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, subject to applicable state and federal securities laws.

      (e) Other than as set forth in Section 3.08 of the Credit Agreement, there are no restrictions on the transfer of the Pledged Collateral, except such, if any, as are imposed by operation of law. Other than as set forth in
Section 3.08 of the Credit Agreement, Pledgor has the right to transfer the Pledged Collateral free of any Liens or encumbrances and without the consent of the creditors of the Pledgor (other than the Lender), any persons or any Governmental Authority whatsoever.

      (f) Other than as set forth in Section 3.08 of the Credit Agreement, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of the terms and conditions of this Agreement by Pledgor is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) the by-laws or the certificate of incorporation (or an equivalent organizational document) of such Pledgor, Prime or the REIT or any agreement among the partners of Prime, (ii) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, trust agreement or other agreement or instrument to which such Pledgor is a party or by which it is bound or to which any of Pledgor's property or assets is subject, or (iii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to such Pledgor or any of its properties, subject to applicable state and federal securities laws.

      (g) Pledgor has full power, right and legal authority to execute, deliver and perform its obligations under this Agreement and has taken all partnership and other actions necessary to authorize the execution and delivery of, and the performance of its obligations hereunder.

      (h) This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally.

      (i) Any assignee of all or any portion of the Pledged Collateral is entitled to receive payments with respect thereto without any defense, counterclaim, setoff, abatement, reduction, recoupment or other claim arising out of the actions of Pledgor.

      (j) There are no actions, suits or proceedings (whether or not purportedly on behalf of Pledgor) pending or, to the knowledge of Pledgor, threatened affecting Pledgor that involve the Pledged Collateral, this Agreement, the Credit Agreement, the Note or any of the other Loan Documents.

      (k) Each Assigned Agreement, a true and complete copy of which has been furnished to the Lender, has been duly authorized, executed and delivered by Prime and the REIT and, to Pledgor's best knowledge, the other parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. There exists no default under each Assigned Agreement by any party thereto. Each of the REIT, Prime, and the Primestone Partners has executed and delivered to the Lender a consent to the assignment of the Assigned Agreement pursuant to the Credit Agreement.

      SECTION 5. FURTHER ASSURANCES. Pledgor hereby agrees that at any time and from time to time, at its expense, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable and whether or not requested by Lender, or that the Lender may reasonably request, in order to perfect and protect any Lien or security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder, subject to applicable state and federal securities laws, with respect to any Pledged Collateral. Pledgor agrees that at any time and from time to time, upon the written request of the Lender and at the cost and expense of the Pledgor, the Pledgor will promptly and duly execute and deliver any and all instruments and documents and take such action as the Lender deems necessary.

      SECTION 6. VOTING RIGHTS; DISTRIBUTIONS, ETC. (a) So long as no Acceleration Default shall have occurred and be continuing:

           (i) Pledgor shall be entitled to exercise any and all voting and other rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any other Loan Document to which Pledgor is a party; PROVIDED, HOWEVER, that (a) Pledgor shall not vote for or consent to, any amendment, supplement, restatement or modification to the Partnership Agreement without the prior written consent of the Lender and (b) Pledgor shall not exercise any other voting right without giving the Lender prior written notice whenever Pledgor shall exercise or refrain from exercising any such voting or other consensual right if such action would have a Material Adverse Effect on the value of the Pledged Collateral or any part thereof.

           (ii) Pledgor shall be entitled to receive and retain any and all distributions, income, dividends and interest paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all:

                 (A) income, dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

                  (B) income, dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of contributed capital or capital surplus; and

                  (C) all amounts paid, payable or otherwise distributed in
            respect of redemption of, or in exchange for, any Pledged
            Collateral,

      shall be forthwith delivered to the Lender to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with all necessary endorsements).

            (iii) The Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the distributions, income, dividends, or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

      (b) Upon the occurrence and during the continuance of an Acceleration
      Default:

            (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof and to receive the income, dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such income, dividends and interest payments.

            (ii) All income, dividends and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Section 6(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with all necessary endorsements).

      SECTION 7. TRANSFERS AND OTHER LIENS; ADDITIONAL INTERESTS. (a) Pledgor hereby agrees that it will not (i) sell or otherwise transfer or dispose of, or grant any interest in or option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interests under this Agreement or as permitted by Section 3.08 of the Credit Agreement.

            (b) The Pledgor shall at its expense:

            (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their respective terms; and

            (ii) furnish to the Lender promptly upon receipt thereof copies of all notices, requests and other documents received by the Pledgor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Lender such information and reports regarding the Assigned Agreements as the Lender may reasonably request and (B) upon request of the Lender make to any other party to the Assigned Agreements such demands and requests for information and reports or as the Pledgor is entitled to make thereunder.

      (c) The Pledgor shall not:

            (i) cancel or terminate the Assigned Agreements or consent to or accept any cancellation or termination thereof;

            (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

            (iii) waive any default under or breach of the Assigned Agreements;
      or

            (iv) take any other action in connection with the Assigned Agreements which would impair the value of the interest or rights of the Pledgor thereunder or which would impair the interest or rights of the Lender.

            SECTION 8. LITIGATION RESPECTING THE PLEDGED COLLATERAL. In the event any action, suit or other proceeding at law, in equity, in arbitration or before any court, administrative agency or other authority involving or affecting the Pledged Collateral becomes known to or is contemplated by the Pledgor, Pledgor shall give the Lender immediate notice thereof.

      SECTION 9. LENDER APPOINTED ATTORNEY-IN-FACT. (a) Pledgor hereby appoints the Lender (and any officer or agent of the Lender with full power of substitution and revocation) Pledgor's true and lawful attorney-in-fact, coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Lender's discretion to (i) if an Acceleration Default occurs and is continuing, take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (A) to receive, endorse and collect all instruments made payable to Pledgor representing any income, dividend or other distribution in respect of the Pledged Collateral or any part or proceeds thereof and to give full discharge for the same; (B) to transfer the Pledged Collateral, in whole or in part, to the name of the Lender or such other Person or Persons as the Lender may designate, or to cause the Pledged Shares to be transferred on the books of Prime to the name of the Lender;
(C) take possession of and endorse any one or more checks, drafts, bills of exchange, money orders or any other documents received on account of the Pledged Collateral; (D) collect, sue for and give acquittances for moneys due on account of the foregoing; withdraw any claims, suits, or proceedings pertaining to or arising out of the foregoing; (E) take any other action contemplated by this Agreement; and (F) sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing, and (ii) at any time execute and record or file on behalf of Pledgor any evidence of a security interest contemplated by this Agreement and any refilings, continuations or extensions thereof.

      (b) The powers of attorney which shall be granted pursuant to Section 9(a) hereof and all authority thereby conferred shall be granted and conferred solely to protect the Lender's interests in the Pledged Collateral and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney shall be irrevocable prior to the indefeasible payment and performance in full of the Obligations and shall not be terminated prior thereto or affected by any act of the Pledgor or by operation of law, including, but not limited to, dissolution, liquidation, wind-up, death, disability or incompetency of any Person, the termination of any trust, or the occurrence of any other event, and if the Pledgor should become bankrupt, insolvent, or come under the direct regulation of similar laws which affect the rights of creditors generally or any other event should occur before the indefeasible payment and performance in full of the Obligations and termination of the Credit Agreement, the Note and the other Loan Documents, such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such event had not occurred and regardless of notice thereof.

      SECTION 10. LENDER MAY PERFORM. If Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

      SECTION 11. REASONABLE CARE. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      SECTION 12. REMEDIES UPON ACCELERATION DEFAULT.

      (a) If any Acceleration Default shall have occurred and be continuing:

            (i) The Lender may notify the obligors or other parties, if any, interested in any items of Pledged Collateral of the interests of the Lender therein and of any action proposed to be taken with respect thereto, and inform any of those parties that all payments otherwise payable to the Pledgor with respect thereto shall be made to the Lender until the Loan has been indefeasibly paid in full;

            (ii) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York at that time (the "CODE"), and the Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Pledgor hereby agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

            (iii) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 13 hereof) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the indefeasible payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus; and

            (iv) The Lender may otherwise use or deal from time to time with the Pledged Collateral, in whole or in part, in all respects as if the Lender were the outright owner thereof.

      (b) Except as set forth in Section 12(a)(iii) hereof, the Lender shall have the sole right to determine the order in which Obligations shall be deemed discharged by the application of the Pledged Collateral or any other property or money held hereunder or any amount realized thereon. Any requirement of reasonable notice imposed by law shall be deemed met if such notice is in writing and is mailed, teletransmitted or hand delivered to the Pledgor at least five (5) days prior to the sale, disposition or other event giving rise to such notice requirement.

      (c) The Lender shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by and in accordance with subsection (a) above and shall apply the full proceeds in accordance with the provisions of this Agreement.

      (d) Notwithstanding the foregoing, none of the provisions of this Section 12 shall confer on the Lender any rights or privileges that are not permissible under applicable law.

      (e) In connection with the provisions of this Agreement, Pledgor from time to time shall promptly execute and deliver, or cause to be executed and delivered, to the Lender such documents and instruments, and shall join in such notices and shall take, or cause to be taken, such other lawful actions as the Lender shall deem necessary or desirable to enable it to exercise any of the rights with respect to the Pledged Collateral granted to it pursuant to this Agreement.

      SECTION 13. EXPENSES. The Pledgor will, upon demand, pay to the Lender the amount of all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the perfection, custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Lender hereunder, (iii) the failure by the Pledgor to perform or observe any of the provisions hereof, or (iv) any actual or attempted sale, assignment of rights or interests, or exchange of, or any enforcement, collection, compromise or settlement respecting the Pledged Collateral or any other property or money held hereunder, or (v) any other action taken by the Lender hereunder whether directly or as attorney-in-fact pursuant to the power of attorney herein conferred, and all such expenses shall be deemed a part of the Obligations for all purposes of this Agreement and the Lender may apply the Pledged Collateral or any other property or money held hereunder to payment of or reimbursement of itself for such expenses. The Pledgor shall pay all such expenses on demand, together with interest thereon from the date the expense is paid or incurred by the Lender at an interest rate equal to that under the Note (computed on the basis of the actual number of days elapsed over a 360-day year).

      SECTION 14. WAIVERS AND AMENDMENTS, ETC. The rights and remedies given hereby are in addition to all others however arising, but it is not intended that any right or remedy be exercised in any jurisdiction in which such exercise would be prohibited by law. No action, failure to act or knowledge of the Lender shall be deemed to constitute a waiver of any power, right or remedy hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other power, right or remedy. Any waiver or consent respecting any covenant, representation, warranty or other term or provision of this Agreement shall be effective only in the specified instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Lender at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner shall affect its rights at a later time to enforce any such provision. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. Any right or power of the Lender hereunder respecting the Pledged Collateral and any other property or money held hereunder may at the option of the Lender be exercised as to all or any part of the same and the term the "Pledged Collateral" wherever used herein, unless the context clearly requires otherwise, shall be deemed to mean (and shall be read as) the "Pledged Collateral and any other property or money held hereunder or any part thereof." This Agreement shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the party against whom or which such amendment or waiver is sought to be charged.

      SECTION 15. NOTICES. Each notice to, and each demand upon, the Pledgor by the Lender relating to this Agreement and each notice to, and each demand upon, the Lender by the Pledgor relating to this Agreement, shall specifically refer to this Agreement, and shall be in writing and shall be conclusively deemed to have been received and shall be effective except as explicitly noted hereinabove (i) on the day on which delivered if delivered personally, or transmitted by telecopier (followed by a mailed written confirmation), (ii) on the next Business Day if delivered by a nationally recognized overnight courier (such as Federal Express), or (iii) five (5) Business Days after the date on which the same is mailed by certified United States mail postage prepaid, return receipt requested and shall be addressed:

      (a) in the case of the Pledgor, to:

                  Primestone Investment Partners L.P.
                  c/o The Prime Group, Inc.
                  77 West Wacker Drive
                  Suite 3900
                  Chicago, Illinois 60601
                  Attention: Michael W. Reschke
                  Telecopier No.: (312) 917-1511

           With a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois 60601
                  Attention: Wayne D. Boberg
                  Telecopier No.: (312) 558-5700

           With a copy to:

                  BRE/Primestone Investment Management L.L.C.
                  c/o Blackstone Real Estate Advisors
                  345 Park Avenue
                  New York, New York 10154
                  Attention: Steven Orbuch
                  Telephone No.: (212) 935-2626
                  Telecopier No.: (212) 754-8730


      (b) in the case of the Lender, to:

                  Prudential Securities Credit Corporation
                  One New York Plaza
                  New York, New York 10292
                  Attention: Mr. Richard K. Gupta
                  Telephone No.: (212) 778-5751
                  Telecopier No.: (212) 778-4586

           With copies to:

                  Prudential Securities Incorporated
                  One Seaport Plaza
                  27th Floor
                  New York, New York 10292

                  Attention: Ms. Erika Walters-Engemann
                  Telecopier No.: (212) 214-7678

                  Prudential Securities Incorporated
                  One New York Plaza
                  New York, New York 10292
                  Attention: Mr. Geoffrey Bedrosian
                  Telecopier No.: (212) 778-3194

                  Skadden, Arps, Slate, Meagher
                        & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Greg Milmoe, Esq.
                  Telecopier No.: (212) 735-2000

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

      SECTION 16. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing perfected and first priority Lien and security interest in the Pledged Collateral and shall (i) remain in full force and effect until the indefeasible payment in full or performance of the Loan, (ii) be binding upon Pledgor, its successors and assigns and (iii) inure to the benefit of the Lender and its successors, transferees and assigns. Upon the indefeasible payment in full or performance of the Loan, Pledgor shall be entitled to the return at its out-of-pocket expense, if any, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement and/or applicable law.

      SECTION 17. SEVERABILITY. In the event that any provision of this Agreement shall be determined to be superseded, invalid or otherwise unenforceable pursuant to applicable law, such determination shall not affect the validity of the remaining provisions of this Agreement, and the remaining provisions of this Agreement shall be enforced as if the invalid provision were deleted.

      SECTION 18. SURVIVAL OF REPRESENTATIONS, ETC. All representations, warranties, covenants and other agreements made herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all amounts due under the Credit Agreement, the Note and the other Loan Documents have been indefeasibly paid in full. This Agreement shall remain and continue in full force and effect without regard to any modification, execution, renewal, amendment or waiver of any provision of any of the Credit Agreement, the Note or any other Loan Document.

      SECTION 19. TERMINATION AND MISCELLANEOUS PROVISIONS. This Agreement shall continue in full force and effect until all of the Obligations shall have been indefeasibly paid and satisfied. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and assigns. Section headings used herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 20. ENTIRE AGREEMENT. This Agreement, the Credit Agreement and the other Loan Documents contain the entire agreement of the parties and supersedes all other agreements, understandings and representations, oral or otherwise, between the parties with respect to the matters contained herein.

      SECTION 21. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflict of laws provisions. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

      SECTION 22. DISCLOSURE; LIMITATION OF LIABILITY. No claim may be made by Pledgor or any other Person against the Lender or its affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Documents, or any act, omission or event occurring in connection herewith or therewith; and Pledgor hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.


                                 PRIMESTONE INVESTMENT PARTNERS, L.P.


                                 By:  PG/PRIMESTONE, L.L.C.
                                      its general partner

                                 By:  THE PRIME GROUP, INC.
                                      its Administrative Member

                                 By:
                                      -------------------------------
                                      Name:
                                      Title:


                                 By:  BRE/PRIMESTONE INVESTMENT
                                      MANAGEMENT L.L.C. its general partner

                                 By:  BLACKSTONE REAL ESTATE PARTNERS II,
                                      L.P., its Member

                                 By:  BLACKSTONE REAL ESTATE
                                      ASSOCIATES II, L.P., its general partner

                                 By:  BLACKSTONE REAL ESTATE
                                      MANAGEMENT ASSOCIATES II, L.P.,
                                      its general partner

                                 By:  BREA II L.L.C., its general partner

                                 By:
                                      -------------------------------
                                      Name:
                                      Title:

      IN WITNESS WHEREOF, the Pledgor and the Lender have each caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                            PRIMESTONE INVESTMENT PARTNERS L.P.

                            By:  PG/Primestone, L.L.C.,
                                 its general partner

                            By:
                                 -------------------------------
                                 Name:
                                 Title:

                            By: BRE/Primestone Investment Management, L.L.C., its general partner

                            By:
                                 -------------------------------
                                 Name:
                                 Title:

                            PRUDENTIAL SECURITIES CREDIT
                            CORPORATION

                            By:
                                 -------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT D

                     FORM OF NOTICE OF OPTIONAL PREPAYMENT

Prudential Securities Credit Corporation
New York Plaza
New York, New York 10292
Attention: Mr. Richard K. Gupta

            Re: PRIMESTONE INVESTMENT PARTNERS L.P. CREDIT AGREEMENT

Ladies and Gentlemen:

            Reference is made to that certain Credit Agreement dated as of November __, 1997 between Primestone Investor Partners L.P., a Delaware limited partnership (the "BORROWER" ) and Prudential Securities Credit Corporation, a Delaware corporation (the "CREDIT AGREEMENT"), capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

            The undersigned Borrower, by signature of the Authorized Person below hereby gives you irrevocable notice pursuant to Section 2.05 of the Credit Agreement that it hereby elects to prepay an aggregate principal amount of
$    of the Loan on [insert date], together with accrued interest and unpaid fees under the Credit Agreement, if any, to the date of such prepayment on the amount prepaid.

                                        Very truly yours,

                                        PRIMESTONE INVESTMENT PARTNERS L.P.

                                        By:  PG/PRIMESTONE, L.L.C.,
                                             Its general partner

                                        By:  THE PRIME GROUP, INC.
                                             Its Administrative Member

                                        By:
                                             -------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT E

                      FORM OF OPINION OF BORROWER'S COUNSEL

                                [W&S letterhead]


                                November __, 1997

PRUDENTIAL SECURITIES CREDIT CORPORATION
One New York Plaza
New York, NY 10292

Ladies and Gentlemen:

            We have acted as special counsel to (i) Primestone Investment Partners L.P., a Delaware limited partnership (the "Borrower"), (ii) Prime Group Realty Trust, a Maryland real estate investment trust (the "REIT"), (iii) PG/Primestone, L.P., a Delaware limited liability company ("PG") and (iv) Prime Group Realty L.P., a Delaware limited partnership (the "Operating Partnership") in connection with the preparation, execution and delivery of the following documents, each dated as of the date hereof:

      (a) credit Agreement (the "Credit Agreement") between the Borrower and Prudential Securities Credit Corporation ("Lender");

      (b) Note from Borrower to the order of Lender in principal amount of $40,000,000 (the "Note");

      (c) Pledge and Security Agreement between Borrower and Lender (the "Pledge Agreement");

      (d)   Consent to Assignment of PG (the "PG Consent");

      (e)   Consent to Assignment of the REIT; and

      (f)   Consent to Assignment by the Operating Partnership (the "OP
            Consent").

Prudential Securities Credit Corporation
November 17, 1997
Page 2

The documents described in the foregoing clauses (a)-(f) are collectively referred to herein as the "Loan Documents." Unless otherwise indicated, capitalized terms used by not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 4.01(f) of the Credit Agreement.

            In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Credit Agreement executed by each party thereto;
(ii) each other Loan Document executed by each party thereto; (iii) unfiled copy of the financing statement (the "Financing Statement"), a copy of which is attached hereto, naming the Borrower as debtor and the Lender as secured party; we understand such financing statement will be filed in the Office of the Secretary of State of the State of Illinois (such office, the "Filing Office"); and (iv) resolutions adopted by (A) the members of the general partners of the Borrower for themselves and as general partner of the Borrower, and (B) the Board of Trustees of the REIT for itself and as general partner of the Operating Partnership. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of PG, the Borrower, the REIT and the operating Partnership and such agreements, certificates of public officials, certificates of officers or representatives of PG, the Borrower, the REIT and the Operating Partnership and others, and such other agreements, documents, instruments, certificates and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of the Borrower, PG, the REIT and the Operating Partnership), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Borrower, the

Prudential Securities Credit Corporation
November 17, 1997
Page 3

Operating Partnership and PG, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of PG, the Borrower, the REIT, the Operating Partnership and others.

            Whenever in our opinions we indicate that the existence or absence of facts is based on our knowledge or awareness, we are referring to the current actual knowledge of Winston & Strawn attorneys who have given substantive attention to matters concerning the Borrower and PG during the course of our representation of the Borrower and PG in connection with the transactions contemplated by the Credit Agreement.

            Based upon and subject to the foregoing and to the further qualifications set forth in subsequent portions of this opinion letter, we are of the opinion that:

                (i) the REIT has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and is duly qualified to transact business as a foreign business trust and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not subject the REIT and the Subsidiaries (as hereinafter defined) taken as a whole, to a material liability or disability. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign limited partnership and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such

Prudential Securities Credit Corporation
November 17, 1997
Page 4

        qualification, except where the failure to be so qualified does not subject the REIT and the Subsidiaries, taken as a whole, to a material liability or disability. The entities of the REIT identified on EXHIBIT A hereto are defined collectively as the "Subsidiaries;

                (ii) the REIT has the requisite real estate investment trust power to own or lease its properties and conduct its business described in the Registration Statement on Form S-11 (Registration No. 333-33547), as amended through November 10, 1997, and the Operating Partnership has the requisite partnership power to enter into the Loan Documents to which it is a party and to perform its obligations thereunder;

                (iii) PG has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. PG is qualified to do business in the State of Illinois.

                (iv) PG and the Operating Partnership each has the requisite limited liability company or partnership power and authority, respectively, to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery of the OP Consent and, with respect solely to PG, the PG Consent, has been duly authorized by all necessary limited partnership or limited liability company action, respectively, by the Operating Partnership and PG and the Loan Documents to which PG or the Operating Partnership is a party have been duly executed and delivered by such party.

                (v) The OP Units have been duly authorized and are validly issued. The Borrower is the record owner of the OP Units.

                (vi) The execution and delivery by PG of the Loan Documents to which it is a party will not result in (i) any violation of its Certificate of Formation or its Operating

Prudential Securities Credit Corporation
November 17, 1997
Page 5

        Agreement, any Federal or Illinois statute or the Delaware Limited Liability Company Act, or any rule or regulation issued pursuant to any Federal or Illinois statute or the Delaware Limited Liability Company Act, or any order applicable to PG and known to us issued by any court or governmental agency or body, or (ii) a default under or the creation of any lien upon any of the property of PG pursuant to the terms of any agreement or instrument identified in SCHEDULE 1 hereto.

                (vii) No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or Illinois governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Limited Liability Company Act is required for the execution and delivery by PG of the Loan Documents to which it is a party.

                (viii) The execution and delivery by the Borrower of the Loan Documents to which it is a party will not result in (i) any violation of its Certificate of Limited Partnership or limited partnership agreement, any Federal or Illinois statute or the Revised Uniform Limited Partnership Act of the State of Delaware, or any rule or regulation issued pursuant to any Federal or Illinois statute or the Revised Uniform Limited Partnership Act of the State of Delaware, or any order applicable to the Borrower and known to us issued by any court or governmental agency or body, or (ii) assuming the waiver executed by Prudential Securities Incorporated as representative of the Underwriters is effective to waive any breach of the Lock Up Agreement (as defined on Schedule 2) a default under or the creation of any lien upon any of the property of the Borrower (other than as contemplated by the Loan Documents) pursuant to the terms of any agreement or instrument identified in SCHEDULE 2 hereto to which our knowledge constitutes the only material agreements of the Borrower other than the Loan Documents.

Prudential Securities Credit Corporation
November 17, 1997
Page 6

                (ix) Assuming that (i) the Uniform Commercial Code as adopted by the State of Illinois would be the applicable law governing the perfection of the pledge of the OP Units and Assigned Agreements (as defined in the Pledge Agreement), (ii) the Borrower's Chief Executive Office is located in Illinois, (iii) that the OP Units and Assignment Agreements are not (A) dealt in or traded on a securities exchange or in securities markets, (B) investment company securities, (C) held in a securities account and (D) instruments and (iv) the Lender has a valid and enforceable pledge of and security interest in the OP Units and Assigned Agreements, then such interest would be perfected by the filing in the Filing Office.

                (x) The Financing Statement in the appropriate form for filing in the Filing Office.

                (xi) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            We are admitted to the practice of law in the state of Illinois and, except as set forth in the following paragraph, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, the federal laws of the United States of America, the Revised Uniform Limited Partnership Act of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

            In rendering the opinions set forth in paragraphs (i) and (ii) we have, with your consent, relied as to matters involving the application of the laws of the State of Maryland solely on the opinion letter of Miles & Stockbridge, a Professional Corporation, a copy of which is attached hereto. To the extent that our opinions expressed herein are based on such opinion letter of Miles & Stockbridge, such opinions are subject to the limitations, qualifications and assumptions expressly set forth in such opinion letter of Miles & Stockbridge as if set forth herein in their entirety.

Prudential Securities Credit Corporation
November 17, 1997
Page 7

            Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

            This opinion letter is solely for your benefit in connection with the execution and delivery of the Credit Agreement. This opinion letter may not be relied upon in any manner by any other person and may not be used, circulated, quoted, filed with a governmental agency or otherwise referred to for any other purpose without our express prior written permission.

                                       Very truly yours,

                                   SCHEDULE 1

1.  Limited Liability Company Agreement of PG/Primestone, L.L.C.

                                   SCHEDULE 2

1.  Limited Partnership Agreement of Primestone Investment
    Partners, L.P.

2. Registration Rights Agreement by and among Primestone Investment Partners, L.P., Prime Group Realty Trust and the other investors signatory thereto.

3.  Limited Partnership Agreement of Prime Group Realty, L.P.

4. Lock Up Agreement in favor of Prudential Securities Incorporated (the "Lock Up Agreement").

                                 EXHIBIT A
                 SUBSIDIARIES OF PRIME GROUP REALTY TRUST
                                    AND
                          PRIME GROUP REALTY, L.P.

-----------------------------------------------------------------------------------
                                            State of Jurisdiction
                                             of Incorporation or        % Owned (1)
                                                Organization
-----------------------------------------------------------------------------------
1990 Algonquin Road,                              Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
2010 Algonquin Road,                              Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
555 Huehl Road, L.L.C.                            Delaware                  100
-----------------------------------------------------------------------------------
Libertyville Tech Way,                            Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
3818 Grandville, L.L.C.                           Delaware                  100
-----------------------------------------------------------------------------------
306 Era Drive, L.L.C.                             Delaware                  100
-----------------------------------------------------------------------------------
1301 Ridgeview Drive,                             Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
515 Huehl Road, L.L.C.                            Delaware                  100
-----------------------------------------------------------------------------------
455 Academy Drive,                                Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
801 Technology Way,                               Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
1051 N. Kirk Road,                                Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
4211 Madison Street,                              Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
200 E. Fullerton,                                 Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
350 Randy Road, L.L.C.                            Delaware                  100
-----------------------------------------------------------------------------------
4300 Madison Street,                              Delaware                  100
L.L.C.
-----------------------------------------------------------------------------------
370 Carol Lane, L.L.C                             Delaware                  100
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
                                            State of Jurisdiction
                                             of Incorporation or        % Owned (1)
                                                Organization
-----------------------------------------------------------------------------------
388 Carol Lane, L.L.C.                          Delaware                    100
-----------------------------------------------------------------------------------
941 Weigel Drive,                               Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
342 Carol Lane, L.L.C.                          Delaware                    100
-----------------------------------------------------------------------------------
343 Carol Lane, L.L.C.                          Delaware                    100
-----------------------------------------------------------------------------------
371 N. Gary Avenue,                             Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
350 N. Mannheim Road,                           Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
1600 167th Street,                              Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
1301 E. Tower Road,                             Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
4343 Commerce Court,                            Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
11039 Gage Avenue,                              Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
11045 Gage Avenue,                              Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
1401 S. Jefferson,                              Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
4100 Madison Street,                            Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
4160 Madison Street,                            Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
550 Kehoe Blvd., L.L.C.                         Delaware                    100
-----------------------------------------------------------------------------------
280 Shuman Blvd.,                               Delaware                    100
L.L.C.
-----------------------------------------------------------------------------------
Prime Columbus                                  Delaware                    100
Industrial, L.L.C.
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
                                            State of Jurisdiction
                                             of Incorporation or        % Owned (1)
                                               Organization
-----------------------------------------------------------------------------------
1669 Woodfield Road,                        Delaware                        100
L.L.C.
-----------------------------------------------------------------------------------
Enterprise Drive,                           Delaware                        100
L.L.C.
-----------------------------------------------------------------------------------
475 Superior Avenue                         Delaware                        100
L.L.C.
-----------------------------------------------------------------------------------
77 West Wacker Limited                      Illinois                        100
Partnership
-----------------------------------------------------------------------------------
Nashville Office                           Tennessee                        100
Building I, Ltd.
-----------------------------------------------------------------------------------
Porfessional Plaza,                        Tennessee                        100
Ltd.
-----------------------------------------------------------------------------------
Centre Square II, Ltd.                     Tennessee                        100
-----------------------------------------------------------------------------------
Old Kingston                               Tennessee                        100
Properties, Ltd.
-----------------------------------------------------------------------------------
Triad Parking Company,                     Tennessee                        100
Ltd.
-----------------------------------------------------------------------------------
Arlington Heights I,                        Illinois                        100
L.P.
-----------------------------------------------------------------------------------
Arlington Heights II,                       Illinois                        100
L.P.
-----------------------------------------------------------------------------------
Arlington Heights III,                      Illinois                        100
L.P.
-----------------------------------------------------------------------------------
Enterprise Center VII,                      Illinois                        100
L.P.
-----------------------------------------------------------------------------------
Enterprise Center VIII,                     Illinois                        100
L.P.
-----------------------------------------------------------------------------------
Enterprise Center IX,                       Illinois                        100
L.P.
-----------------------------------------------------------------------------------
Enterprise Center X,                        Illinois                        100
L.P.
-----------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                                            State of Jurisdiction
                                             of Incorporation or        % Owned (1)
                                                Organization
------------------------------------------------------------------------------------
Enterprise Center I,                              Illinois                  100
L.P.
------------------------------------------------------------------------------------
Enterprise Center II,                             Illinois                  100
L.P.
------------------------------------------------------------------------------------
Enterprise Center III,                            Illinois                  100
L.P.
------------------------------------------------------------------------------------
Enterprise Center IV,                             Illinois                  100
L.P.
------------------------------------------------------------------------------------
Enterprise Center V,                              Illinois                  100
L.P.
------------------------------------------------------------------------------------
Enterprise Center VI,                             Illinois                  100
L.P.
------------------------------------------------------------------------------------
East Chicago Enterprise                           Illinois                  100
Center Limited
Partnership
-------------------------------------------------------------------------------------
Hammond Enterprise                                Illinois                  100
Center Limited
Partnership
-------------------------------------------------------------------------------------
Kemper/Prime Industrial                           Illinois                  100
Partners
-------------------------------------------------------------------------------------

                                  Schedule 3.02

                                    Consents

None

                                  Schedule 3.04

                                    Legal Bar

Amended and Restated Agreement of Limited Partnership of Prime Group Realty,
L.P.

                                  Schedule 3.05

                                   Litigation

None

                                  Schedule 3.07

                          Principal Places of Business

Primestone Investment Partners, L.P.
c/o The Prime Group, Inc.
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601

                                  Schedule 3.08

                                 Capitalization

                         Borrower Partnership Interests

BRE/Primestone Investment Management LLC - 1% General Partnership Interest BRE/Primestone Investment LLC - 39% Limited Partnership Interest
PG/Primestone, L.L.C. - 1% General Partnership Interest
PG/Primestone, L.L.C. - 59% Limited Partnership Interest



Prime Percentage Interest of Borrower - 35.5% Limited Partnership Interest

                                  Schedule 6.07

                              Permitted Transaction

As set forth in Section 6.5 of the Borrower Partnership Agreement.